UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): August 14, 2023

Dror Ortho-Design, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51783	85-0461778
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Shatner 3 Jerusalem, Israel	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +972 (0)74-700-6700

Novint Technologies, Inc.
100 Merrick Road–Suite 400W, Rockville Center, NY, 11570

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously reported, on July 5, 2023, Dror Ortho-Design, Inc., a Delaware corporation (formerly known as Novint Technologies, Inc.) (the “Company”) entered into a Share Exchange Agreement (as amended by that certain Amendment to Share Exchange Agreement, dated August 14, 2023, the “Exchange Agreement”) by and among the Company, Dror Ortho-Design Ltd., a company incorporated under the laws of the State of Israel (“Private Dror”) and all shareholders of Private Dror. Pursuant to the Exchange Agreement, on August 14, 2023, the shareholders of Private Dror transferred all of their ordinary shares in Private Dror to the Company in exchange for 7,576,999 newly issued shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), of the Company and 106,782,187 shares of common stock, par value $0.0001 per share (the “Common Stock”). As a result of these share exchanges, Private Dror became a wholly owned subsidiary of the Company.

Pursuant to the terms and conditions of the Exchange Agreement:

•	The shareholders of Private Dror transferred 235,088 ordinary shares of Private Dror to the Company in exchange for 7,576,999 shares of Series A Convertible Preferred Stock and 106,782,187 shares of Common Stock (the “Share Exchange”).
•	In connection with the Share Exchange, the Company assumed all of Private Dror’s obligations under Private Dror’s outstanding share options.
•	All outstanding Series A-4 Warrants to purchase Private Dror’s ordinary shares were assumed by the Company and converted into Private Placement Warrants (as defined below).
•	Simultaneously with the Share Exchange, the board of directors and certain officers of the Company resigned, and a new board of directors, comprised of Private Dror’s legacy board of directors, and new officers were appointed for the Company. The Company’s new board of directors consists of Eliyahu (Lee) Haddad, Chaim Hurvitz, Moshe Shvets, Chaim Ravad and Yehuda Englander. In addition, immediately following the Share Exchange, Mr. Haddad was appointed as the Company’s chief executive officer, Mr. Shvets as Chief Technology Officer, and Mr. Hurvitz as chairman of the board of directors.

In connection with the closing of the Share Exchange, pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”), the Company sold (1) shares of Common Stock (the “Private Placement Shares”) and shares of Series A Preferred Stock, or a combination thereof, at an effective purchase price of $0.011 per share of Common Stock sold in the Private Placement or underlying such shares of Series A Preferred Stock and (2) five-year warrants to acquire shares of Common Stock at an exercise price of $0.033 per share (“Private Placement Warrants”) in a private placement (the “Private Placement”) to certain investors (collectively, the “Private Placement Investors”). The Company received aggregate gross proceeds of $5,025,000 in the Private Placement. For a period not to exceed thirty (30) days from the closing of the Private Placement, the Company may sell to Private Placement Investors and/or other investors additional shares of Common Stock, shares of Series A Preferred Stock, and Warrants, such that the aggregate amount of gross proceeds from the Private Placement and such additional sales is equal to $6,000,000.

The Company entered into a registration rights agreement with the Private Placement Investors (together with all attachments and exhibits thereto, as each may be amended or modified from time to time, the “Registration Rights Agreement”), pursuant to which the Company agreed to register, among other registrable securities (as further described in the Registration Rights Agreement), on Form S-1 (or, if the Company is then eligible, on Form S-3) with the Securities and Exchange Commission (the “SEC”): (i) the Private Placement Shares, (ii) the shares of Common Stock underlying the shares of Series A Preferred Stock, (iii) the shares of Common Stock underlying the Private Placement Warrants issued to the Private Placement Investors, and (iv) the shares of the Company’s common stock underlying the securities issued to the investors who, on or about December 6, 2021, participated in the $3,000,000 financing (“December 2021 Transaction”).

The foregoing description of the Share Exchange, the Private Placement and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of (i) the Exchange Agreement, which is filed as Exhibit 2.1 hereto, (ii) the Amendment to the Exchange Agreement, which is filed as Exhibit 2.2 hereto, (iii) the Securities Purchase Agreement, which is filed as Exhibit 10.11 hereto, (iv) the Certificate of Designations of the Series A Preferred Stock, which is filed as Exhibit 3.2 hereto, (v) the form of Private Placement Warrant, which is filed as Exhibit 4.1 hereto, and (vi) the form of Registration Rights agreement, which is filed as Exhibit 10.12 hereto, each of which is incorporated herein by reference.

Following the closing of the Share Exchange and the Private Placement, there were 495,454,546 shares of Common Stock issued and outstanding. Approximately 22% of such issued and outstanding shares were held by the shareholders of Private Dror, approximately 41% were held by the Company’s stockholders prior to the Share Exchange and approximately 38% were issued to the Private Placement Investors in the Private Placement.

The shares of Common Stock and other securities issued to the shareholders of Private Dror in connection with the Share Exchange and to the Private Placement Investors were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Regulation S of the Securities Act and/or Section 4(2) of the Securities Act and Regulation D promulgated under that section. These securities may not be offered or sold in the U.S. absent registration or an applicable exemption from the registration requirements. Certificates representing these shares and other securities contain a legend stating the restrictions applicable thereto.

Changes to the Business

The Company intends to carry on Private Dror’s business as its sole line of business. The Company has relocated its executive offices to Shatner 3, Jerusalem, Israel, and its telephone number is +972 (0)74-700-6700.

Changes to the Board of Directors and Executive Officers

Upon the closing of the Share Exchange, the board of directors and certain officers of the Company resigned, and a new board of directors, comprised of Private Dror’s legacy board of directors, and new officers were appointed for the Company. The Company’s new board of directors consists of Mr. Haddad, Mr. Hurvitz, Mr. Shvets, Mr. Ravad and Mr. Englander. Following the Share Exchange, Mr. Haddad was appointed as the Company’s chief executive officer, Mr. Shvets was appointed as the Company’s chief technology officer, and Mr. Hurvitz was appointed as the chairman of the Company’s board of directors.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

Accounting Treatment

The Share Exchange is being accounted for as a recapitalization. Private Dror is the acquirer for accounting purposes and, consequently, the assets and liabilities and the historical operations that are reflected in the financial statements herein are those of Private Dror and will be recorded at the historical cost basis of Private Dror.

Tax Treatment

United States

The Share Exchange is intended to constitute a tax-deferred exchange of property governed by Section 351 of the United States Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization or restructuring provisions as may be available under the Code. Any gain required to be recognized will be subject to regular individual or corporate federal income taxes, as the case may be.

Israel

The Share Exchange is considered as a taxable event to individual shareholders of Private Dror, who are Israeli taxpayers and residents. The Share Exchange is considered a Capital Gain and governed under article 88 of the Israeli Income Tax Ordinance (New Version) -1961.

Any gain recognized based on the difference between the value of the shares received in the exchange to the adjusted cost of the shares transferred during the exchange will be subject to Israeli tax rates whether corporate or individual. Adjusted cost means the original cost of shares linked to the change in the Israeli Consumer Price Index from date of purchase till date of exchange.

For Private Dror, the Share Exchange is not taxable as it constitutes a change of ownership.

Item 1.01	Entry into a Material Definitive Agreement.

Share Exchange Agreement

The information set forth in the “Introductory Note” describing the Share Exchange and the Exchange Agreement is incorporated by reference into this Item 1.01.

Securities Purchase Agreement

The information set forth in the “Introductory Note” describing the Private Placement and the Securities Purchase Agreement is incorporated by reference into this Item 1.01.

Registration Rights Agreement

The information set forth in the “Introductory Note” describing the Private Placement and the Securities Purchase Agreement is incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the “Introductory Note” describing the closing of the Share Exchange and the related transactions is incorporated by reference into this Item 2.01.

Form 10 Information

Prior to the closing of the Share Exchange, the Company was a shell company (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with nominal operations. Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as the Company was immediately before the Share Exchange, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company is providing the information below that would be included in a Form 10 (if it were to file a Form 10). Please note that the information provided below relates to the combined company after the consummation of the Share Exchange, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

Statements in this Report and other written reports made from time to time by us that are not historical facts, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, constitute so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and other words of similar meaning, although not all forward-looking statements contain these identifying words. Forward-looking statements are likely to address our estimates of our expenses, ongoing losses, future revenue, capital requirements and our needs for or ability to obtain additional financing; our ability to retain and recruit key personnel; our financial performance; our ability to become profitable and generate consistent cash flows to remain profitable; our ability to fund our working capital requirements; developments and projections relating to our competitors or our industry; and our Platform and any other products, among other things. You should carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward-looking statements. Such risks and uncertainties include but are not limited to the following:

•	our operations and financial performance depend on global and regional economic conditions. Inflation, fluctuations in currency exchange rates, changes in consumer confidence and demand, and weakness in general economic conditions and threats, or actual recessions, could materially affect our business, results of operations, and financial condition.;
•	the Company is in the development stage, is not generating revenues and has no operating history in the manufacturing and distribution of orthodontic medical devices or platforms for consumer use;
•	our products and technologies may not be accepted by the intended commercial consumers of our products, which could harm our future financial performance;
•	we expect continued operating losses and cannot be certain of our future profitability;

•	our net revenues will depend primarily on our Platform and any decline in sales or average selling price of our Platform may adversely affect net revenues, gross margin and net income;
•	the Company will face competition from large internationally established aligner companies whose products have been widely accepted;
•	our growth and future success may depend on our ability to enhance our Platform or to develop, obtain regulatory clearance for, successfully introduce, and achieve market acceptance of new products and services;
•	we are subject to operating risks, including excess or constrained capacity and operational inefficiencies, which could adversely affect our results of operations;
•	our products and information technology systems are critical to our business. Issues with product development or enhancements, IT system integration, implementation, updates and upgrades could disrupt our operations and have a material impact on our business and operating results;
•	complying with regulations enforced by FDA and other regulatory authorities is expensive and time consuming, and failure to comply could result in substantial penalties;
•	we may not receive the necessary authorizations to market our Platform or any future new products, and any failure to timely do so may adversely affect our ability to grow our business.
•	certain modifications to our products may require new 510(k) clearance or other marketing authorizations;
•	ongoing changes in healthcare regulation could negatively affect our revenues, business and financial condition;
•	we are subject to certain federal, state, and foreign fraud and abuse laws, health information privacy and security laws, and transparency laws, which, if violated, could subject us to substantial penalties. Additionally, any challenge to or investigation into our practices under these laws could cause adverse publicity and be costly to respond to, and thus could harm our business’
•	our success depends in part on our proprietary technology, and if we are unable to successfully enforce our intellectual property rights, our competitive position may be harmed;
•	the relative lack of U.S. public company experience of our management team may put us at a competitive disadvantage;
•	our common stock is not listed on any stock exchange and there is a limited market for shares of our common stock. Even if a market for our common stock develops, our common stock could be subject to wide fluctuations; and
•	other risks and uncertainties outlined in section entitled “Risk Factors” and other risks detailed from time to time in our filings with the SEC or otherwise.

These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources and cannot assure investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

Item 1. Business

As used in this Report, all references to “we,” “our” and “us” for periods prior to the closing of the Share Exchange refer to Dror Ortho-Design Ltd., a company incorporated under the laws of the State of Israel, and for periods subsequent to the closing of the Share Exchange refer to Dror Ortho-Design, Inc., a Delaware corporation and its direct and indirect subsidiaries.

Overview

The Company was incorporated as Novint Technologies, Inc. in the State of New Mexico in April 1999. On February 26, 2002, the Company changed its state of incorporation to Delaware by merging with Novint Technologies, Inc., a Delaware corporation. On August 14, 2023, the Company changed its name from “Novint Technologies, Inc.” to “Dror Ortho-Design, Inc.” Following the Share Exchange, the Company succeeded to the business of Private Dror as its sole line of business.

Our Company

We have reimagined the way people can correct their smile.

We plan to disrupt the aligner market by offering millions of people a revolutionary alternative. We believe that people do not need to change their lifestyle to correct their smile as they are required to do with existing aligner solutions. Rather, they can get a perfect smile discreetly and hassle-free even while they sleep with our FDA-cleared proprietary solution.

Existing aligner solutions generally share the same treatment principles, which are different from our solution. In most cases, patients seeking to improve their smile need to undergo a 12-to-15 month process of wearing plastic aligners, which need to be worn the entire day and should only be removed while eating or drinking. Patients are prescribed a series of 20 to 30 aligners that are intended to forcefully move teeth progressively closer to their intended final position. This process causes pain every time a new aligner is used and restricts blood circulation, which counterproductively slows down tooth movement. All-day aligner solutions are also intrusive, as patients need to conduct their lives at work or school wearing the plastic aligners. In addition, most existing aligner therapies require multiple visits to an orthodontist to monitor the progress of treatment plans through intraoral scanning, physical examination and patient testimony.

We believe that recent rapid advancements in technology have made traditional aligner solutions no longer the most effective treatment option for smile correction. Our Company has developed a proprietary AI-based platform to correct people’s smiles in a discreet and less painful manner (the “Platform”). The Platform uses only one smart aligner to gently move teeth into their optimum position with pulsating air while the patient is sleeping or at home.

Our Product

The First Generation Aerodentis System

Our Company was founded in 2005 with the goal of offering millions of people a chance to correct their smile in a more discreet and less painful manner. The first generation of our product underwent ten years of development by a team of twelve orthodontists, engineers, industrial designers and dental technicians. This team developed a new clinically-proven method for correcting Class 1 and Class 2 malocclusion using pulsating air. The team discovered that using pulsating air improved blood circulation in the gums, which is essential to tooth movement. This first-generation product (the “Aerodentis System”) was composed of a base control unit that contained a pump and motor that would deliver pulses of air to a micro balloon that was part of a mouthpiece to be used by the patient to deliver the treatment. The use of pulsating air is the base patented technology that distinguishes our Aerodentis System from clear aligner therapies, which are designed to move teeth using continuous resistant force delivered by the aligner, which impairs blood flow.

Pictured: Base control unit, containing micro-pump and controls, attached to the smart aligner. The smart aligner is composed of an outer mouthpiece structure, which is shaped based on the final position of the teeth for a perfect smile. Behind the outer mouthpiece structure is a micro balloon that is attached to the base control unit with a fine and flexible microtube. The balloon delivers pulsating air by inflating and deflating. Behind the balloon is the “push structure,” which provides the balloon with a surface to push against as it gently moves the teeth.

In January 2013, the Aerodentis System composed of the base control unit and custom mouthpiece received the European CE Mark. In 2020, it received FDA clearance via the 510(k) process as a Class II medical device, with broad indication for use “in movement and alignment of teeth during orthodontic treatment of malocclusion.” Clinical trials demonstrated that Aerodentis System was suitable for adults and pediatric patients with Class 1 and Class 2 malocclusion, including crowding, proclination and retroclination. Further, clinical trials have demonstrated that the effectiveness of Aerodentis System was consistent with the results achieved by the Invisalign clear aligners solution provided by Align Technology, Inc.

Pictured: Close up of smart aligner with (1) outer structure formed based on the final tooth position desired for a perfect smile and (2) micro balloon inserted between the outer structure and the inner structure to support the balloon’s expansion.

The Platform

Building on the Aerodentis System, we have developed a prototype of the Platform, our next generation, comprehensive enhanced solution to Class 1 and Class 2 malocclusion for which we intend to submit a 510(k) application for marketing in the U.S., as the Platform is beyond the scope of our current FDA clearance. The prototype of the Platform was developed over the course of eighteen months and is intended to advance the proven clinical features of the Aerodentis System while incorporating recent developments in artificial intelligence, secure wireless and Internet communications with IoT devices and advanced imaging and 3D printing technologies.

Our Platform is comprised of three primary components:

•	the Aerodentis smartphone application;
•	our AI-based cloud service (“Aerodentis AI Cloud”), which is used to perform analytics and manage patient treatment plans; and
•	the smart aligner system used by the patient, which consists of: (i) a base control unit containing the pump and the IoT components and (ii) a smart aligner containing the micro-balloon that gently pushes teeth into their intended final position using pulsating air (the “Smart Aligner System”).

The following provides a more detailed description of each of the components of our Platform:

Aerodentis Smartphone Application

Our freely downloadable Aerodentis smartphone application will allow potential patients to make a video of their smile and teeth and upload the video to the Aerodentis AI Cloud. This 2D video will be converted into a 3D model using our proprietary patent-pending AI based image analysis technology. The underlying algorithms will then perform an initial analysis to determine if the patient can potentially benefit from our solution. This complex analysis will be performed in minutes and will deliver a “Go/No Go” response. Once a patient begins treatment, they will use the smartphone application to provide their dental professional with ongoing remote monitoring of their treatment progress. The smartphone application can be used to upload additional teeth videos showing progress and to transmit data from the Smart Aligner System (described below), including the amount of time the patient used the Smart Aligner System and the pressure and pulse levels administered.

Aerodentis AI Cloud

The Aerodentis AI Cloud will be used to analyze data uploaded by patients and to facilitate communication between patients and dental professionals. If the analysis performed on the initial video upload from the Aerodentis smartphone application delivers a “Go” result, the patient will be invited to have an intraoral scan performed by a dental professional from our network of participating providers. The results of this intraoral scan will be uploaded to the Aerodentis AI Cloud by the dental professional, and the Aerodentis AI Cloud will use a machine learning algorithm to compare the scan with the initial model generated from the patient’s initial video upload. The machine learning algorithm is designed to learn with every scan how to improve the accuracy of the 3D images it generates from smartphone videos. We believe that the Platform’s image analysis of smartphone videos will eventually approach the level of accuracy observed in intraoral scans. If we achieve this, we will be in a position to be able provide highly accurate image analysis of teeth that can be used throughout the dental industry since it would allow for smartphones to essentially replace the need for intraoral scans for certain cases. This would dramatically increase the efficiency and treatment delivery cycle in the dental industry and result in a potentially material economic benefit to our Company in the future.

The Aerodentis AI Cloud will also be used for ongoing analysis of patient data and management of a patient’s treatment plan throughout the treatment. A dental professional will use our Platform to develop a customized treatment plan, including any interproximal reduction necessary before treatment begins, based on the Smart Aligner System. As a patient uploads progress videos from their smartphone, the Platform will compare tooth positions in previous videos to current positions. A dental professional will be able to use this data to remotely monitor the treatment progress and modify the treatment plan remotely as needed.

Smart Aligner System

The Platform’s Smart Aligner System features a newer, more advanced version of our first generation Aerodentis System, featuring completely redesigned micropump and motor mechanisms. The redesign has significantly increased the pump’s pressure capacity, efficiency, and durability. In addition, the base control unit of Smart Aligner System is now IoT-enabled to allow external secure communication with the device using Wi-Fi and Bluetooth. The device will thus be able to communicate with the patient’s smartphone as well as the Aerodentis AI Cloud and the designated dental professional, subject to FDA clearance.

The clear aligner of a patient’s Smart Aligner System will be created using 3D printing based on various 3D images of the patient’s teeth that are collected and analyzed in the Aerodentis AI Cloud. This will represent a significant development in our industry since, today, aligners are not printed but produced using a thermoforming process. Other companies have implemented 3D printing to produce the aligner models but not the actual aligners. Although using 3D printing is a superior method for production due to its level of precision and customizability, it has not been implemented in the production of aligners in the traditional aligner market because it would be financially prohibitive to do so, since traditional aligner solutions would need to print multiple aligners for each patient. Since our solution requires only one smart aligner to be produced for each patient, we will be able to take advantage of this cost-effective production method that will also have economies of scale.

Market Opportunity

Malocclusion is one of the most prevalent clinical dental conditions in the world, affecting approximately 60% to 75% of the global population. It is estimated that there are approximately 500 million people globally with malocclusion who could benefit from straightening their teeth. However, most people afflicted by malocclusion do not seek orthodontic treatment due to a number of reasons, including negative perceptions of metal braces, affordability of treatment, and accessibility to doctors in certain markets and geographies. Annually, only approximately 21 million or 4.2% of the affected individuals elect treatment by orthodontists. Today, most orthodontic patients continue to have their malocclusions treated with the use of traditional corrective methods such as metal arch wires and brackets, referred to as braces, augmented with elastics, metal expanders, headgear or functional appliances, and other ancillary devices as needed. Upon completion of a patient’s treatment, their dental professional may recommend the patient use a retainer appliance to preserve the benefits of their treatments.

According to a 2022 study conducted by Precedent Research, the global clear aligners market size was estimated at $6.29 billion in 2022 and is expected to surpass around $46.3 billion by 2030, expanding at a compound annual growth rate (CAGR) of 28.34% during the period 2022 to 2030.

Our Platform seeks to address this large and underserved global market by offering a discreet, less intrusive and less painful treatment alternative to available clear aligners and traditional orthodontic treatments. Our Platform is optimized to correct malocclusions that relate to the “social six,” which are the front upper six and lower six teeth. We believe that at least 30% of those who currently seek treatment, or 6.6 million people, could benefit from using Aerodentis to correct their smiles. According to the Precedence Research study, by 2028, the market for clear aligners will surpass 22 million people, which is our total addressable market.

Total Addressable Market
NUMBER OF POTENTIAL PATIENTS
6,600,000
8,470,440
10,870,963
13,951,794
17,905,732
22,980,216
2023
2024
2025
2026
2027
2028

Source: Precedence Research Study, 2022

•	Our total addressable market also stands to benefit from the recent trend toward dentists, rather than orthodontists, delivering orthodontic care through clear aligners. In order for a smile correction solution to work properly, a treatment plan and monitoring needs to be executed by a dental professional, such as dentists and orthodontists. Since the Aerodentis Platform provides the necessary information to develop and administer a treatment plan using our solution, it may be used by dentists as well as orthodontists, which expands our target distribution channel to cover both orthodontists and dentists. According to a 2019 Journal of Family Medicine and Primary Care article, at least 36% of dentists were already performing orthodontic procedures such as the malocclusion corrections. Based on an American Orthodontics Society survey in 2022, about general dentists and orthodontics, 74% of respondents thought that general and pediatric dentists should perform orthodontics due to the low availability of orthodontists in more rural areas. This is an indication of an ongoing trend of dentists assuming more orthodontic treatment offerings in their practices. We believe that the ease of use of our Platform will also facilitate eventually selling our solution directly to the consumer in qualified cases with remote dental professional involvement.

Business Model

Our business model is focused on engaging the customer throughout their smile correction journey and beyond. Our solution provides an innovative, proprietary end-to-end platform that spans all stages of customer engagement, from initial acquisition to treatment and ongoing maintenance—all with minimal need for office visits and lifestyle inconvenience.

End to end customer engagement & monetization
Customer acquisition & engagement
Customer experience
High patient volume Low contact treatment
Customer retention
Social media & other digital outlets driving demand
Initial customer acquisition app download
Analysis result: Go
Free analysis To get perfect smile
With any smartphone customers can scan their smile and see how we can help in minutes
Aerodentis dental network performs intraoral scan and uploads to cloud
Treatment plan developed remotely by dental professional using AI platform
Delivery of customized treatment plan & smart aligner
Even after completion of treatment, customer can monitor smile and have new maintenance treatment plan sent remotely

Customer Initiated Dentist-Controlled Treatment

Unlike other solutions in the market, such as traditional clear aligners, we believe our Platform will provide greater access and interaction with the customers and allow customers to feel more involved in their own treatment process. We hope to engage the power of social media and other digital outlets to initiate initial demand for our Platform by the customers.

Customer Engagement – Value Creation

Our Platform is designed to have a high level of engagement with customers, if cleared for marketing in the U.S., as users will be able to scan their teeth with any smartphone and see how our solution can improve their smile. We intend to engage the customer from their first interest in correcting their smile and guide them throughout our convenient process.

Network of Dental Professionals

If cleared by FDA, the Platform will generally function via the following process: if the customer can benefit from our Platform, based on the severity of their tooth alignment and malocclusions, they will be referred to a dental professional in our network for an intraoral scan. Once the results of the scan are uploaded to our Aerodentis AI Cloud, a remote dental professional will develop a treatment plan for that patient using our Platform. If the patient requires any tooth preparation before initiating treatment with the smart aligner, the patient will again be referred to a dental professional in our network.

Monetization – Value Capture

We intend to generate revenues by:

•	reselling our solution through a professional dental network;
•	providing ongoing monitoring and treatment plans for those who have completed their smile correction and may require smile maintenance throughout their life; and
•	eventually selling directly to the consumer in qualified cases with remote dental professional involvement.

Sales and Marketing

We intend to market our Platform in Israel, European Union, United Kingdom, United States, and Canada, subject to each country’s requisite regulatory authorization. We intend to utilize social media to promote our Platform to our targeted audience. The Platform has a potentially viral social media message that we hope will drive demand by placing user-generated content on all major social medial platforms. Our marketing strategy themes and promotional messages will emphasize the ease and convenience offered by our Platform as compared to other available treatments.

Research and Development

We have a research and development team with software development, medical device development, dental/orthodontic, data science and other innovation focused backgrounds. Our current research and development efforts are primarily focused on enhancing the Platform and developing software and processes to enable the manufacture of our smart aligner systems in volume as well as productizing the prototype through the development of UI/UX and system integration with existing patent systems.

As of March 2023, our outsourced software development team is composed of eight professionals with years of experience in artificial intelligence development, data science, application and software engineering. Members of the team come from the elite intelligence units of the Israeli Defense Force and have a breadth of experience in computer vision, imaging and targeting systems development. Our software development team is headed by Yossi Avni, who has 25 years of experience in developing advanced artificial intelligence applications, behavioral biometrics, behavioral profiling and advanced security systems and holds over 100 patents in these areas.

Our hardware and systems development team is composed of six professionals with years of experience in FDA-compliant medical device development. They are a part of Aran Research Development Prototypes Ltd. (“Aran”), a leading Israeli product design and development firm and our third-party hardware development partner. Aran is ISO 13485 certified and maintains a ISO 7 cleanroom for testing and assembly. Aran also has manufacturing facilities and a full suite of 3D printing capabilities, which are compliant with FDA guidelines. Our hardware and systems development team is headed by Avi Kayton, a skilled development manager and systems engineer with 16 years of experience, including extensive experience in medical device companies.

Intellectual Property

We have three issued U.S. patents, four pending U.S. patents and numerous global patent applications. These patents and applications cover critical aspects of our Platform, including the movement of teeth using pulsating air, our diagnostic process, Platform technology, and 3D printing. Our issued U.S. patents 7819661, 10806376, and 10820965 expire in 2030, 2040, and 2040 respectively. We currently do not own any trademarks.

We intend to continue to pursue further intellectual property protection through U.S. and non-U.S. patent applications, trademark applications, and non-disclosure and non-compete agreements. We also intend to seek to protect our software, documentation and other written materials under trade secret and copyright laws. There can be no assurance that patents will be issued as a result of any patent application or that patents that have been issued to us or may issue in the future will be found to be valid and enforceable and sufficient to protect our technology or products.

Seasonality

Our business is generally not seasonal. However, we may experience moderate sales fluctuations, at certain periods of the year, such as January, due to renewed consumer focus on health improvement and aesthetics.

Competition

The dental industry is in a period of immense and rapid digital transformation involving products, technologies, distribution channels and business models. We face competition in the market for our Platform from the clear aligners market and we expect competition from existing competitors and new companies that may enter the market or introduce new technologies in the future. We compete with several well-established companies both in the traditional orthodontic industry and the direct-to-consumer clear aligner industry, including Align Technologies, Smile Direct Club, Dentsply Sirona (Byte), 3M Clarity Aligners, and Straumann Group.

We believe that the principal competitive factors in the market for orthodontic appliances include:

•	price and financing options;
•	access and convenience;
•	aesthetic appeal of the treatment method;

•	comfort associated with the treatment method;
•	duration and effectiveness of treatment;
•	ease of use; and
•	orthodontist chair time.

We believe that our Platform will compare favorably with respect to each of these factors.

Government Regulation

Our products (including the currently cleared version, as well as the next generation Platform for which we have not yet submitted the requisite 510(k) application to FDA) are considered medical devices, and, accordingly, are subject to rigorous regulation by government agencies in the United States and other countries in which we intend to sell our products. These regulations vary from country to country but cover, among other things, the following activities with respect to medical devices:

•	design, development and manufacturing;
•	testing, labeling, content and language of instructions for use and storage;
•	product storage and safety;
•	marketing, sales and distribution;
•	pre-market clearance and approval;
•	record keeping procedures;
•	advertising and promotion;
•	recalls and field safety corrective actions;
•	post-market surveillance;
•	post-market approval studies; and
•	product import and export.

FDA Regulation

In the U.S., numerous laws and regulations govern the processes by which medical devices are developed, manufactured, brought to market and marketed. These include the Federal Food, Drug, and Cosmetic Act (“FD&C Act”) and its implementing regulations issued by FDA, among others. Unless an exemption applies, each medical device commercially distributed in the United States requires FDA clearance of a 510(k) premarket notification (“510(k) clearance”), granting of a de novo request, or approval of an application for premarket approval (“PMA”). In general, under the FD&C Act, medical devices are classified in one of three classes on the basis of the controls necessary to reasonably assure their safety and effectiveness. A medical device’s classification determines the level of FDA review and approval to which the device is subject before it can be marketed to consumers:

•	Class I devices, the lowest-risk FDA device classification, include devices with the lowest risk to the patient and are those for which safety and effectiveness can be assured by adherence to FDA’s medical device general controls, including labeling, establishment registration, device product listing, adverse event reporting, and, for some products, adherence to good manufacturing practices through FDA’s Quality System Regulations.
•	Class II devices, moderate-risk devices, also require compliance with general controls and in some cases, special controls as deemed necessary by FDA to ensure the safety and effectiveness of the device. These special controls may include performance standards, particular labeling requirements, or post-market surveillance obligations. While most Class I devices are exempt from the 510(k) premarket notification requirement, typically a Class II device also requires pre-market review and 510(k) clearance as well as adherence to the Quality System Regulations/good manufacturing practices for devices.
•	Class III devices, high-risk devices that are often implantable or life-sustaining, also require compliance with the medical device general controls and Quality System Regulations, and generally must be approved by FDA before entering the market through a PMA application. Approved PMAs can include post-approval conditions and post-market surveillance requirements, analogous to some of the special controls that may be imposed on Class II devices.

Our manufacturing quality system is required to be in compliance with the Quality System Regulations enforced by FDA and similar regulations enforced by other worldwide regulatory authorities. FDA’s Quality System Regulations require manufacturers to follow stringent design, testing, process control, documentation, and other quality assurance procedures.

Our first generation Aerodentis System is a Class II medical device, which was cleared by FDA for commercialization in the U.S. pursuant to the 510(k) notification process for movement and alignment of teeth during orthodontic treatment of malocclusion in April 2020. We are preparing to apply for 510(k) clearance for the updated version of the currently cleared device. Such updated Platform contains new and/or different components than the original device, which is why a new 510(k) clearance is required prior to marketing the Platform in the U.S. We have not yet filed a 510(k) submission for the Platform, and it has, thus, not been found by the FDA to be substantially equivalent to the first generation Aerodentis System. Based on our internal quality assurance and FDA guidance, we believe that the second generation Aerodentis Platform will be found to be substantially equivalent to the cleared first generation Aerodentis System, but we cannot guarantee such outcome. The manufacture, marketing and distribution of the Aerodentis System, as well as our next-generation Platform once cleared by FDA, if ever, is subject to continuing regulation and enforcement by FDA and other government authorities, which includes routine FDA inspections of our facilities to determine compliance with facility registration requirements, product listing requirements, medical device reporting regulations, and Quality System Regulations, among others. If FDA finds that we have failed to comply with Quality System Regulations or other legal or regulatory requirements, it or other government agencies may institute a wide variety of enforcement actions against us, ranging from Warning Letters to more severe sanctions, including but not limited to financial penalties, withdrawal of 510(k) clearances already granted, and criminal prosecution. We have passed our International Organization for Standardization (“ISO”) and Medical Device Single Audit Program (“MDSAP”) certification process and have added the U.S. to our ISO/MDSAP certification in 2019

The 510(k) Process

Under the 510(k) process, the manufacturer must submit to FDA a premarket notification demonstrating that the device is “substantially equivalent” to either a device that was legally marketed prior to May 28, 1976, the date upon which the Medical Device Amendments of 1976 were enacted, and for which a PMA is not required, a device that has been reclassified from Class III to Class II or Class I, or another commercially available device that was cleared through the 510(k) process. To be “substantially equivalent,” the proposed device must have the same intended use as the predicate device, and either have the same technological characteristics as the predicate device or have different technological characteristics and not raise different questions of safety or effectiveness than the predicate device. Clinical data is sometimes required to support substantial equivalence.

After a 510(k) premarket notification is submitted, FDA determines whether to accept it for substantive review. If it lacks necessary information for substantive review, FDA will refuse to accept the 510(k) notification. If it is accepted for filing, FDA begins a substantive review. By statute, FDA is required to complete its review of a 510(k) notification within 90 days of receiving the 510(k) notification. As a practical matter, clearance often takes longer, and clearance is never assured. FDA may require further information, including clinical data, to make a determination regarding substantial equivalence, which may significantly prolong the review process. If FDA agrees that the device is substantially equivalent to a predicate device currently on the market, it will grant 510(k) clearance to commercially market the device.

Post-Market Regulation

After a device is cleared or approved for marketing, numerous and extensive regulatory requirements may continue to apply. These include but are not limited to:

•	annual and updated establishment registration and device listing with FDA;
•	Quality System Regulation requirements, which require manufacturers to follow stringent quality assurance procedures during all aspects of the design and manufacturing process;
•	restrictions on sale, distribution, or use of a device;
•	labeling, advertising, promotion, and marketing regulations, which require that promotion is truthful, not misleading, and provide adequate directions for use and that all claims are substantiated, and also prohibit the promotion of products for unapproved or “off-label” uses (i.e., indications that are inconsistent with or beyond the scope of the applicable FDA approval or clearance) and impose other restrictions on labeling;
•	clearance or approval of product modifications to legally marketed devices that could significantly affect safety or effectiveness or that would constitute a major change in intended use;
•	medical device reporting regulations, which require that a manufacturer report to FDA if a device it markets may have caused or contributed to a death or serious injury, or has malfunctioned and the device or a similar device that it markets would be likely to cause or contribute to a death or serious injury if the malfunction were to recur;
•	correction, removal, and recall reporting regulations, and FDA’s recall authority;
•	complying with the federal law and regulations requiring Unique Device Identifiers on devices; and

•	post-market surveillance activities and regulations, which apply when deemed by FDA to be necessary to protect the public health or to provide additional safety and effectiveness data for the device.

FDA has broad regulatory compliance and enforcement powers. If FDA determines that we failed to comply with applicable regulatory requirements, it can take a variety of compliance or enforcement actions, which may result in any of the following sanctions:

•	warning letters, untitled letters, fines, injunctions, consent decrees, and civil penalties;
•	recalls, withdrawals, or administrative detention, or seizure of our products;
•	operating restrictions or partial suspension or total shutdown of production;
•	refusing or delaying requests for 510(k) marketing clearance or PMA approvals of new products or modified products;
•	withdrawing 510(k) clearances or PMA approvals that have already been granted;
•	refusal to grant export or import approvals for our products; or
•	criminal prosecution.

International Regulation

Many countries throughout the world have established regulatory frameworks for marketing and commercialization of medical devices. As a designer, manufacturer, and marketer of medical devices, we are obligated to comply with the respective frameworks of these countries to obtain and maintain access to these global markets. The frameworks often define requirements for marketing authorizations which vary by country. Failure to obtain appropriate marketing authorization and to meet all local requirements, including specific quality and safety standards in any country in which we currently market our products, could cause commercial disruption and/or subject us to sanctions and fines. Delays in receipt of, or a failure to receive, such marketing authorizations, or the loss of any previously received authorizations, could have a material adverse effect on our business, financial condition and results of operations.

There is currently no premarket government review of medical devices in the European Economic Area (“EEA”). However, all medical devices placed on the market in the EEA must meet the relevant essential requirements laid down in Annex I of Directive 93/42/EEC concerning medical devices, or the Medical Devices Directive. The most fundamental essential requirement is that a medical device must be designed and manufactured in such a way that it will not compromise the clinical condition or safety of patients, or the safety and health of users and others. In addition, the device must achieve the performances intended by the manufacturer and be designed, manufactured, and packaged in a suitable manner. The European Commission has adopted various standards applicable to medical devices. These include standards governing common requirements, such as sterilization and safety of medical electrical equipment, and product standards for certain types of medical devices. There are also harmonized standards relating to design and manufacture. While not mandatory, compliance with these standards is viewed as the easiest way to satisfy the essential requirements as a practical matter. Compliance with a standard developed to implement an essential requirement also creates a rebuttable presumption that the device satisfies that essential requirement.

On April 5, 2017, the European Parliament passed the Medical Devices Regulation (Regulation 2017/745), which repeals and replaces the EU Medical Device Directive and became effective on May 26, 2021. The Medical Devices Regulation, among other things, is intended to establish a uniform, transparent, predictable, and sustainable regulatory framework across the EEA for medical devices and ensure a high level of safety and health while supporting innovation. The new regulations, among other things:

•	strengthen the rules on placing devices on the market and reinforce surveillance once they are available;
•	establish explicit provisions on manufacturers’ responsibilities for the follow-up of the quality, performance, and safety of devices placed on the market;
•	improve the traceability of medical devices throughout the supply chain to the end-user or patient through a unique identification number;
•	set up a central database to provide patients, healthcare professionals, and the public with comprehensive information on products available in the E.U.; and
•	strengthen rules for the assessment of certain high-risk devices, such as implants, which may have to undergo an additional check by experts before they are placed on the market.

We received our European CE mark and ISO/MDSAP certification in 2019. In light of our ISO/MDSAP certification, we believe that we are in substantial compliance with applicable EU regulations and do not anticipate having to make any material expenditures as a result of EU or other currently applicable regulatory requirements. Under Medical Devices Regulation, manufacturing facilities are subject to periodic inspections by regulatory authorities and must comply with device safety and effectiveness requirements as set forth therein. To that end, we have implemented controls and procedures intended to ensure that our Access Dental Lab Quality System meets FDA’s and ISO requirements. We passed our audit to renew our ISO/MDSAP certification in April 2023.

Quality System Regulations

Our manufacturing quality system is required to be in compliance with the Quality System Regulations enforced by FDA and similar regulations enforced by other worldwide regulatory authorities. FDA’s Quality System Regulations require manufacturers to follow stringent design, testing, process control, documentation, and other quality assurance procedures. If FDA finds that we have failed to comply with Quality System Regulations or other legal or regulatory requirements, it or other government agencies may institute a wide variety of enforcement actions against us, ranging from Warning Letters to more severe sanctions, including but not limited to financial penalties, withdrawal of 510(k) clearances already granted, and criminal prosecution. In addition, under Canadian regulation, manufacturing facilities are subject to periodic inspections by regulatory authorities and must comply with device safety and effectiveness requirements as required by the Medical Devices Regulation.

State Professional Regulation

Our ability to conduct business in each state is dependent in part upon that particular state’s treatment of remote healthcare delivery under such state’s laws, rules and policies governing the practice of dentistry, which are subject to changing political, regulatory and other influences. Orthodontists and dentists who provide professional services to a patient via teledentistry must, in most instances, hold a valid license to practice or to provide treatment in the state in which the patient is located. In addition, certain states require an orthodontist or dentist providing telehealth services to be physically located in the same state as the patient. Failure to comply with these laws and regulations can give rise to civil or criminal penalties.

Other U.S. Federal and State Laws

We are also subject to various laws inside and outside the U.S. concerning our relationships with healthcare professionals and government officials, price reporting and regulation, the promotion, sales and marketing of our products and services, the importation and exportation of our products, reimbursement for our products and services, the operation of our facilities, and the distribution of our products. Initiatives sponsored by government agencies, legislative bodies, and the private sector regarding these matters, including efforts to limit the growth of healthcare expenses generally, are ongoing in markets where we do business. It is not possible to predict at this time the long-term impact of such cost containment and other measures on our future business.

We intend to enter into contracts with orthodontists, dentists, or professional corporations to deliver our products and services to their patients. Such contractual relationships will be subject to various state laws that prohibit the practice of dentistry by lay entities or persons and are intended to prevent unlicensed persons from interfering with or influencing the orthodontist’s or dentist’s professional judgment. In addition, laws in various states also generally prohibit the sharing of professional services income with nonprofessional or business interests. Activities other than those directly related to the delivery of healthcare may be considered an element of the practice of dentistry in many states. Under the corporate practice of dentistry restrictions of certain states, non-clinical decisions and activities may implicate the restrictions on the corporate practice of dentistry. We will continually monitor state requirements as to what constitutes the practice of dentistry and take steps to ensure that the orthodontists and dentists who utilize our services and teledentistry platform handle all clinical aspects of their patients’ care to ensure we do not violate those laws and regulations.

As a participant in the health care industry we are subject to extensive and frequently changing regulation under many other laws administered by governmental entities at the federal, state, and local levels, some of which are, and others of which may be, applicable to our business. Furthermore, our network of orthodontists and general dentists is also subject to a wide variety of laws and regulations that could affect the nature and scope of their relationships with us. Laws regulating medical device manufacturers and health care providers cover a broad array of subjects.

Several states have fraud and abuse and consumer protection laws that apply to healthcare items or services reimbursed by any third-party payor, including commercial insurers, not just those reimbursed by a federally funded healthcare program, or apply regardless of payor. The scope of these laws and the interpretations of them vary from state to state and are enforced by state courts and regulatory authorities, each with broad discretion. A determination of liability under such laws could result in fines and penalties and restrictions on our ability to operate in these jurisdictions.

Health Information Privacy and Security Laws

There are numerous U.S. federal and state laws and regulations related to the privacy and security of PII, including health information. Among others, the federal Health Insurance Portability and Accountability Act of 1996, as amended by HITECH, and their implementing regulations, which we collectively refer to as HIPAA, establish privacy and security standards that limit the use and disclosure of PHI and require covered entities and business associates to implement administrative, physical, and technical safeguards to ensure the confidentiality, integrity, and availability of individually identifiable health information in electronic form, among other requirements.

Violations of HIPAA may result in civil and criminal penalties. We must also comply with HIPAA’s breach notification rule which requires notification to affected individuals and HHS, and in certain cases to media outlets, in the case of a breach of unsecured PHI. The regulations also require business associates of covered entities to notify the covered entity of breaches by the business associate.

State attorneys general also have the right to prosecute HIPAA violations committed against residents of their states, and HIPAA standards have been used as the basis for the duty of care in state civil suits, such as those for negligence or recklessness in misusing personal information. In addition, HIPAA mandates that HHS conduct periodic compliance audits of HIPAA covered entities and their business associates for compliance.

Many states also have laws that protect the privacy and security of sensitive and personal information, including health information. These laws may be similar to or even more protective than HIPAA and other federal privacy laws. For example, the laws of the State of California, are more restrictive than HIPAA. Where state laws are more protective than HIPAA, we must comply with the state laws we are subject to, in addition to HIPAA. California passed the California Consumer Privacy Act or CCPA on June 28, 2018, which went into effect January 1, 2020. On November 3, 2020, the California Privacy Rights Act of 2020 (“CPRA”), which amends the CCPA and adds new privacy protections that became effective on January 1, 2023, was enacted through a ballot initiative. While information we maintain that is covered by HIPAA may be exempt from the CCPA, other records and information we maintain on our patients may be subject to the CCPA. In certain cases, it may be necessary to modify our planned operations and procedures to comply with these more stringent state laws. Not only may some of these state laws impose fines and penalties upon violators, but also some, unlike HIPAA, may afford private rights of action to individuals who believe their personal information has been misused. In addition, state and federal privacy laws subject to frequent change.

In addition to HIPAA and state health information privacy laws, we may be subject to other state and federal privacy laws, including laws that prohibit unfair privacy and security practices and deceptive statements about privacy and security, laws that place specific requirements on certain types of activities, such as data security and texting, and laws requiring holders of personal information to maintain safeguards and to take certain actions in response to a data breach.

Foreign data protection, privacy, and other laws and regulations are often more restrictive than those in the U.S. The E.U., for example, traditionally has imposed stricter obligations under its laws and regulations relating to privacy, data protection and consumer protection than the U.S. In May 2018, the GDPR governing data practices and privacy in the E.U., became effective and replaced the data protection laws of the individual member states. GDPR requires companies to meet stringent requirements regarding the handling of personal data of individuals in the E.U. These more stringent requirements include expanded disclosures to inform members about how we may use their personal data, increased controls on profiling members, and increased rights for members to access, control and delete their personal data. In addition, there are mandatory data breach notification requirements. The law also includes significant penalties for non-compliance, which may result in monetary penalties of up to 20 million Euros or 4% of a company’s worldwide turnover, whichever is higher. GDPR and other similar regulations require companies to give specific types of notice and informed consent is required for the placement of a cookie or similar technologies on a user’s device for online tracking for behavioral advertising and other purposes and for direct electronic marketing, and the GDPR also imposes additional conditions in order to satisfy such consent, such as a prohibition on pre-checked consents. It remains unclear how the U.K. data protection laws or regulations will develop in the medium to longer term and how data transfer to the U.K. from the E.U. will be regulated. Outside of the E.U., there are many other countries with data protection laws, and new countries are adopting data protection legislation with increasing frequency.

Many of these laws may require consent from individuals for the use of data for various purposes, including marketing, which may reduce our ability to market our products.

There is no harmonized approach to these laws and regulations globally. Consequently, we increase our risk of non-compliance with applicable foreign data protection laws and regulations when we expand internationally. We may need to change and limit the way we use personal information in operating our business and may have difficulty maintaining a single operating model that is compliant. Compliance with such laws and regulations will result in additional costs and may necessitate changes to our business practices and divergent operating models, limit the effectiveness of our marketing activities, adversely affect our business, results of operations, and financial condition, and subject us to additional liabilities.

Environmental Matters

We have no material expenditures for compliance with Federal, State or local provisions regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment.

Employees

As of August 14, 2023, the Company had 3 full-time employees and 1 part-time employee.

Item 1A. Risk Factors

Our business and an investment in our securities are subject to a variety of risks. The following risk factors describe the most significant events, facts or circumstances that we believe could have a material adverse effect upon our business, financial condition, results of operations, ability to implement our business plan, and the market price for our securities. Many of these events are outside of our control. The risks described below are not the only ones facing our Company. Additional risks not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case investors in our securities could lose all or part of their investment.

Macroeconomic and External Risks

Our operations and financial performance depend on global and regional economic conditions. Inflation, fluctuations in currency exchange rates, changes in consumer confidence and demand, and weakness in general economic conditions and threats, or actual recessions, could materially affect our business, results of operations, and financial condition.

Macroeconomic conditions impact consumer confidence and discretionary spending, which could adversely affect demand for any products we bring to market. Consumer spending habits are affected by, among other things, inflation, fluctuations in currency exchange rates, weakness in general economic conditions, threats or actual recessions, pandemics, wars and military actions, levels of employment, wages, debt obligations, discretionary income, interest rates, volatility in capital, and consumer confidence and perceptions of current and future economic conditions. Changes and uncertainty can, among other things, reduce or shift spending away from elective treatments and procedures, drive patients to purchase orthodontic treatments that may cost less than our treatment options, result in a decrease in the number of overall orthodontic and dental case starts, reduce patient traffic in dentists’ offices or reduce demand for dental services generally. Further, decreased demand for dental services can cause dentists and labs to postpone investments in capital equipment, such as intraoral scanners and CAD/CAM equipment and software. The recent declines in, or uncertain economic outlooks for, the U.S., European and certain other international economies has and may continue to adversely affect consumer and dental practice spending. The increase in the cost of fuel and energy, food and other essential items along with climbing interest rates could reduce consumers’ disposable income, resulting in less discretionary spending for products like ours. Decreases in disposable income and discretionary spending or change in consumer confidence and spending habits may adversely affect our revenues and operating results.

Inflation continues to adversely impact spending and trade activities and we are unable to predict the impacts of higher inflation on global and regional economies. Higher inflation has also increased domestic and international shipping costs, raw material prices, and labor rates, which could adversely impact the costs of producing, procuring and shipping any products we bring to market. If similar trends continue once we begin marketing our Platform, our ability to recover these cost increases through price increases may have limited effectiveness, resulting in downward pressure on our operating results. Attempts to offset cost increases with price increases could reduce sales, increase customer dissatisfaction or otherwise harm our reputation. Further, we are unable to predict the impact of efforts by central banks and federal, state and local governments to combat elevated levels of inflation. If their efforts to reduce inflation are too aggressive, they may lead to a recession. Alternatively, if they are insufficient or are not sustained long enough to lower inflation to more acceptable levels, consumer spending may be adversely impacted for a prolonged period of time. Any of these events could materially affect our business and operating results.

Our business could be impacted by major public health issues, including pandemics such as the spread of COVID-19.

Major public health issues, including pandemics such as the spread of COVID-19, could in the future materially affect our business due to their impact on the global economy and regional economies, demand for consumer products, the imposition or removal of public safety measures. Public health concerns may also limit the movement of products between regions, disrupt or delay supply chains and sales and distribution channels, resulting in interruptions of the supply of products.

COVID-19 has created significant, widespread and unprecedented volatility, uncertainty, and economic instability, disrupting broad aspects of global and regional economies. Many of these effects continue to varying degree as variants of COVID-19 and outbreaks globally or regionally continue to harm recovering consumer confidence. As a result of outbreaks of COVID-19 and its variants, consumer demand and doctor availability has been inconsistent and difficult to predict. The effects of the pandemic continue to linger and evolve and we cannot predict future direct and ancillary impacts on our business or results of operations, although they may be material to our business as well as economic activity generally.

Our business could be impacted by political events, trade and other international disputes, war, and terrorism, including the military conflict between Russia and Ukraine.

Political events, trade and other international disputes, war, and terrorism could harm or disrupt international commerce and the global economy and could have a material effect on our business as well as our potential customers, suppliers, contract manufacturers, distributors, and other business partners.

Political events, trade and other international disputes, wars, and terrorism can lead to unexpected tariffs or trade restrictions, which could adversely impact our business. Tariffs could increase the cost of our products and the components and raw materials to make them. Once we begin marketing our products, these increased costs could adversely impact our gross margin and make our products less competitive or reduce demand. Countries could also adopt other measures, such as controls on imports or exports of goods, technology or data, that could adversely impact our operations and supply chain and limit our ability to offer products and services. These measures could require us to take various actions, including changing suppliers or restructuring business relationships. Complying with new or changed trade restrictions is expensive, time-consuming and disruptive to our operations. Such restrictions can be announced with little or no advance notice and we may be unable to effectively mitigate the adverse impacts of such measures. If disputes and conflicts escalate in the future, actions by governments in response could be significantly more severe and restrictive and could materially affect our business.

Political unrest, threats, tensions, actions and responses to any social, economic, business, geopolitical, military, terrorism, or acts of war involving key commercial, development or manufacturing markets such as China, Mexico, Israel, Europe, or other countries could materially impact any international operations we undertake. For example, our employees in Israel could be obligated to perform annual reserve duty in the Israeli military and be called for additional active duty under emergency circumstances. If any of these events or conditions occur, the impact on us, our employees and potential customers is uncertain, particularly if emergency circumstances, armed conflicts or an escalation in political instability or violence disrupts our product development, data or information exchange, payroll or banking operations, product or materials shipping by us or our suppliers and other unanticipated business disruptions, interruptions and limitations in telecommunication services or critical systems or applications reliant on a stable and uninterrupted communications infrastructure.

U.S. and global markets are experiencing volatility and disruption following the escalation of geopolitical tensions and the start of the military conflict between Russia and Ukraine. On February 24, 2022, a full-scale military invasion of Ukraine by Russian troops was reported. In response to the military conflict, the United States and other North Atlantic Treaty Organization member states, as well as non-member states, announced targeted economic sanctions on Russia, including certain Russian citizens and enterprises, and the continuation of the conflict may trigger additional economic and other sanctions. The potential impacts of the conflict and related sanctions could include supply chain and logistics disruptions, macro financial impacts resulting from the exclusion of Russian financial institutions from the global banking system, volatility in foreign exchange rates and interest rates, inflationary pressures on raw materials and energy and heightened cybersecurity threats. We have no way to predict the progress or outcome of the conflict in Ukraine or the reactions by governments, businesses or consumers. A prolonged conflict, intensified military activities or more extensive sanctions impacting the region and the resulting economic impact could have a material effect on our business, results of operations, financial condition, liquidity, growth prospects and business outlook.

Our operations may be impacted by natural disasters, which may become more frequent or severe as a result of climate change and may adversely impact our business and operating results as well as those of our potential customers and suppliers.

Natural disasters can impact us and our potential customers, as well as suppliers critical to our operations. Natural disasters include earthquakes, tsunamis, floods, droughts, hurricanes, wildfires, and other extreme weather conditions that can cause deaths, injuries, and critical health crises, power outages, restrictions and shortages of food, water, shelter, and medical supplies, telecommunications failures, materials scarcity, price volatility and other ramifications. Climate change is likely to increase both the frequency and severity of natural disasters and, consequently, risks to our business and operations.

We anticipate that our digital dental modeling and certain of our customer-facing operations will primarily be processed in our facilities located in Israel. Similarly, a significant portion of our research and development activities is located in Israel. If there is a natural disaster in the region, our employees could be impacted, our research could be lost, and our ability to create treatment plans, respond to customer inquiries or manufacture and ship our aligners or intraoral scanners could be compromised, which could result in our future customers experiencing significant product and services delays.

The effects of climate change on regional and global economies could change the supply, demand or availability of sources of energy or other resources material to our products and operations and affect the availability or cost of natural resources and goods and services on which we and our suppliers rely.

Business and Industry Risks

The Company is in the development stage, is not generating revenues and has no operating history in the manufacturing and distribution of orthodontic medical devices or platforms for consumer use.

The Company is in the development stage and faces all of the risks and uncertainties associated with a new and unproven business. Our future is based on an unproven business plan with no historical facts to support projections and assumptions. The Company was founded in 2005 and has no operating history as a manufacturer and distributor of orthodontic medical devices to the consumer public. The Company is not currently generating revenues and does not expect to generate revenue until it has successfully completed the development and testing of its Platform. Investors should understand that an investment in a start-up business is significantly riskier than an investment in a business with any significant operating history. There can be no assurance that the Company will ever achieve revenues or profitability. The Company’s operations are subject to all of the risks inherent in the establishment of a new business enterprise. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a pre-revenue business. Our lack of a significant and relevant operating history makes it difficult to manage operations and predict future operating results.

Our products and technologies may not be accepted by the intended commercial consumers of our products, which could harm our future financial performance.

There can be no assurance that our Platform will achieve wide acceptance by intended consumers and/or market acceptance generally. The degree of market acceptance for our Platform will also depend upon a number of factors, including the receipt and timing of regulatory approvals, if any, and the establishment and demonstration of the ability of our proposed device to provide the level of confidence and independence in an efficient manner and at a reasonable cost. Our failure to develop a commercial product to compete successfully with existing orthodontic treatments could delay, limit, or prevent market acceptance. There can be no assurance that the public will believe that our Platform is necessary or that the dental industry will actively pursue our product. Long-term market acceptance of our Platform will depend, in part, on the capabilities, operating features and price of our products and technologies as compared to those of other available products and services. As a result, there can be no assurance that our Platform will be able to achieve market penetration, revenue growth or profitability.

We expect continued operating losses and cannot be certain of our future profitability.

We have incurred net operating losses since inception. For the years ended December 31, 2022 and 2021, we incurred net losses of $1.7 million and $0.4 million, respectively. From inception through the present, we have spent significant funds in organizational and start up activities, to recruit key managers and employees, to develop our Platform, and for research and development.

We expect to continue incurring net operating losses in the foreseeable future as we increase expenditures for the development and marketing of the Platform. The time required for us to become profitable is uncertain, and there can be no assurance that we will achieve profitability on a sustained basis, if at all. As a result of our limited operating history, we have neither internal nor industry-based historical financial data for any significant period of time upon which to project revenues or base planned operating expenses. We expect that our results of operations may also fluctuate significantly in the future as a result of a variety of factors, including: the ability to enter into resale agreements with dental professionals, the ability to effectively market to the public, the ease of use of the Platform by consumers and dental professionals, intense competition from existing and new companies, retain and motivate qualified personnel, specific economic conditions in the aligner/consumer orthodontic market, general economic conditions; and other factors.

We may be unable to raise additional capital, which could harm our ability to compete.

We expect to expend significant capital to establish our brand, build manufacturing infrastructure, and develop both product and process technology. These initiatives may require us to raise additional capital over the next few years. We may consume available resources more rapidly than anticipated and we may not be able to raise additional funds when needed or on acceptable terms. If we raise additional funds through further issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences, and privileges superior to those of holders of our common stock.

In connection with the Private Placement, we granted the Private Placement Investors a right to participate in future financings, until the second anniversary of the closing of the Private Placement, that involve the issuance of our common stock or common stock equivalents for cash consideration. Further, the Securities Purchase Agreement entered into in connection with the Private Placement contains “most favored nation” provisions, which may require future amendments to the terms of the Private Placement to give Private Placement Investors the benefit of more favorable terms governing certain future issuances of our common stock or common stock equivalents. Please see the section titled “Item 10. Recent Sales of Unregistered Securities - Private Placement” for further description. Such participation right and “most favored nation” provisions may restrict our ability to secure future financings unless the Private Placement Investors waive their right to participate, the persons providing such financing accept the participation of the Private Placement Investors or the Private Placement Investors waive their rights under “most favored nation” provisions, respectively.]1 If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to pursue our business objectives and to respond to business opportunities, challenges, or unforeseen circumstances could be significantly limited, and our business, operating results, financial condition, and prospects could be materially adversely affected.

The Company will depend on the acceptance of teledentistry and a demand for correcting tooth alignment.

Continued and widespread market acceptance of teledentistry by consumers is critical to our future success. Delivery of our Platform via a teledentistry model will represent a change from traditional orthodontic treatment, which requires in person visits, and consumers may be reluctant to accept this model or may not find it preferable to traditional treatment. In addition, consumers may not respond to our direct marketing campaigns, or we may be unsuccessful in reaching our target audience, particularly in foreign jurisdictions where our advertising may be more heavily regulated. If consumers prove unwilling to adopt our teledentistry model as rapidly or in the numbers that we anticipate, our operating results could be materially harmed.

Consumer spending habits are affected by, among other things, prevailing economic conditions, inflationary factors, levels of employment, salaries and wage rates, consumer confidence, and consumer perception of economic conditions. In many markets, dental and orthodontic reimbursement is largely out of pocket for the consumer and, as result, utilization rates can vary significantly depending on economic growth. A general slowdown in the U.S. economy and certain international economies may result in, among other things, a decrease in the number of overall orthodontic case starts, a reduction in consumer spending on elective or higher value procedures, or a reduction in demand for dental and orthodontic services generally, each of which would have an adverse effect on our sales, if any, and operating results. Inflation and weakness in the global economy result in a challenging environment for selling dental and orthodontic technologies. If there is a reduction in consumer demand for orthodontic treatment generally, or if consumers choose to use a competitive product rather than our Platform for any reason, our business, results of operations, and financial condition could be materially harmed.

1 NTD: To conform to final terms.

Adverse changes in, or interpretations of, laws, rules, and regulations governing remote healthcare and the practice of dentistry could have a material adverse effect on our business.

Our current business model is dependent, in part, on current laws, rules, and regulations governing remote healthcare and the practice of dentistry. If changes in laws, rules, regulations, or their interpretations are inconsistent with our current business model, we would need to adapt our business model accordingly, and our operations in certain jurisdictions may be disrupted, which could have a material adverse effect on our business, results of operations, and financial condition.

Our net revenues will depend primarily on our Platform and any decline in sales or average selling price of our Platform may adversely affect net revenues, gross margin and net income.

Our net revenues will be largely dependent on sales of our Platform, making widespread acceptance of our Platform by dental professionals and consumers critical to our future success. Our operating results could be harmed if:

•	dental professionals experience a reduction in consumer demand for orthodontic services;
•	consumers are unwilling to adopt system treatment offered by our Platform as rapidly or in the volumes we anticipate and at the prices offered;
•	dental professionals choose to continue using wires and brackets or competitive products rather than our Platform or the rates at which they utilize our Platform fail to increase or increase as rapidly as anticipated after we commence sales; or
•	if the average selling price of our products declines after we commence sales.

The average selling prices of our Platform could be influenced by numerous factors, including the type and timing of products sold and foreign exchange rates.

Our average selling prices for our Platform may be adversely affected in the future after we commence sales if:

•	we introduce new or change existing promotions, general or volume-based discount programs, product or services bundles, or consumer rebate programs;
•	participation in any promotions or programs unexpectedly increases or decreases or drives demand in unexpected and material ways;
•	our geographic, channel, or product mix shifts to lower priced products or to products that have a higher percentage of deferred revenue;

•	we decrease prices on one or more products or services in response to increasing competitive pricing pressures;
•	we introduce new or change existing products or services, or modify how we market or sell any of our new or existing products or services; or
•	estimates used in the calculation of deferred revenue differ from actual average selling prices.

If our average selling prices decline after we commence sales, our net revenues, gross margin and net income may be adversely affected.

The Company will face competition from large internationally established aligner companies whose products have been widely accepted.

The dental industry is in a period of immense and rapid digital transformation involving products, technologies, distribution channels and business models. Once we commence marketing our Platform, we will face competition in the market for our Platform from the clear aligners market, and we expect competition from existing competitors and new companies that may enter the market or introduce new technologies in the future.

We expect to compete with a handful of large aligner companies including Align Technologies, SmileDirectClub, Dentsply Sirona, 3M™ Clarity™ Aligners, and Straumann Group. We expect some additional competition from other teledentistry solutions, and from new entrants into the orthodontic supply or clear aligner markets. Some of these competitors may have greater resources as well as the ability to leverage existing channels in the dental market to compete directly with us. In addition, we may also face future competition from companies that introduce new technologies. We may be unable to compete with these competitors, and one or more of these competitors may render our technology obsolete or economically unattractive.

Our business model depends on being able to reach consumers to raise brand awareness and encourage downloading our smartphone application, which may not prove successful or may become less effective or more costly to maintain in the long term.

There is no assurance our campaigns will achieve the returns on advertising spend desired, increase brand or product awareness sufficiently or generate goodwill and positive reputational goals. Moreover, should any entity or individual endorsing us or our products take actions, make or publish statements in support of, or lend support to events or causes which may be perceived by a portion of society negatively, our sponsorships or support of these entities or individuals may be questioned, boycotts of our products announced, and our reputation may be harmed, any of which could have a material effect on our gross margin and business overall.

In addition, various countries prohibit certain types of marketing activities. For example, some countries restrict direct to consumer advertising of medical devices. We could run afoul of restrictions and be ordered to stop certain marketing activities. Moreover, competitors do not always follow these restrictions, creating an unfair advantage and making it more difficult and costly for us to compete.

Future sales of our Platform may depend on our customers’ ability to obtain reimbursement from third-party payors, such as insurance carriers.

Future sales of our Platform may depend on our customers’ ability to obtain reimbursement from third-party payors, such as insurance carriers. Where such insurance or third-party reimbursement becomes available in the future, any reduction in insurance or other third-party payor reimbursement for our Platform may cause negative price pressure, which would reduce our revenues. Without a corresponding reduction in the cost to produce such products, the result would be a reduction in our overall gross profit. Similarly, any increase in the cost of such products would reduce our overall gross profit unless there was a corresponding increase in third-party payor reimbursement. We face additional risks associated with obtaining and maintaining coverage and securing reimbursement from foreign health care payment systems on a timely basis or at all. Failure by our patients to obtain or maintain coverage or to secure adequate reimbursement for our treatment by third-party payors could have an adverse effect on our business, results of operations, and financial condition.

Our growth and future success may depend on our ability to enhance our Platform or to develop, obtain regulatory clearance for, successfully introduce, and achieve market acceptance of new products and services.

We intend to continually improve and enhance our Platform and/or develop and introduce new products and services in order to maintain or increase our sales. The success of new or enhanced products and services may depend on a number of factors, including anticipating and effectively addressing consumer preferences and demand, the success of our sales and marketing efforts, innovation and timely and successful research and development, obtaining necessary regulatory clearances, anticipating and responding to competing products and technological innovations, adequately protecting our intellectual property rights, effective forecasting and management of product demand, effective management of manufacturing and supply costs, and the quality of our products. There can be no assurance that we will be able to successfully develop and introduce new or enhanced products and services. Even if new or enhanced products and services are successfully introduced, they may not rapidly gain market share and acceptance.

The development of new products and services in the dental and orthodontic industry can be complex and costly. We could experience delays in the development and introduction of new and enhanced products and services, including delays in obtaining any necessary regulatory clearances. Unanticipated problems in developing products and services could also divert substantial research and development resources, which may impair our ability to develop new products and services and enhancements of existing products and services, and could substantially increase our costs. If new or enhanced product and service introductions are delayed or not successful, we may not be able to achieve an acceptable return, if any, on our research and development efforts, and our business may be adversely affected. Even if we successfully innovate and develop new or enhanced products and services, we may incur substantial costs in doing so and our profitability may suffer.

Any failure in our ability to successfully develop, introduce, or achieve market acceptance of new or enhanced products and services, or any problems in the design or quality of any products or services we develop, could have a material adverse effect on our business, results of operations, and financial condition.

Operational Risks

Business disruptions could seriously harm our financial condition.

The occurrence of any material or prolonged business disruptions, whether internal or at key suppliers, could harm our business and results of operations, result in material losses, seriously harm our development efforts and future revenues, profitability and financial condition, adversely affect our competitive position, increase our costs and expenses, and require substantial expenditures and recovery time in order to fully resume operations.

When business disruptions occur, they may, individually or in the aggregate, affect our ability to continue critical research and development and could cause production delays or limitations, create adverse effects on distributors, disrupt supply chains, result in shipping and distribution disruptions and reduce the availability of or access to one or more facilities.

We are subject to operating risks, including excess or constrained capacity and operational inefficiencies, which could adversely affect our results of operations.

We are subject to operating risks, including excess or constrained capacity and pressure on our internal systems, personnel and suppliers. In order to manage current and anticipated future operations effectively, we must continually implement and improve our operational, financial and management information systems, hire, train, motivate, manage and retain employees, and ensure our suppliers remain diverse and capable of meeting growing demand for the systems, raw materials, parts and components essential to the manufacture and delivery of our products. We may be unable to balance near-term efforts to meet existing demand with future customer demand, including adding personnel, creating scalable, secure and robust systems and operations, and automating processes needed for long term efficiencies. Any such failure could have a material impact on our business, operations and prospects.

Our products and information technology systems are critical to our business. Issues with product development or enhancements, IT system integration, implementation, updates and upgrades could disrupt our operations and have a material impact on our business and operating results.

We rely on the efficient, uninterrupted and secure operation of our IT systems and are dependent on key third-party software embedded in our products and IT systems as well as third-party hosted IT systems to support our operations. All software and IT systems are vulnerable to damage, cyber attacks or interruption from a variety of sources. To effectively manage and improve our operations, our IT systems and applications require an ongoing commitment of significant expenditures and resources to maintain, protect, upgrade, enhance and restore existing systems and develop new systems to keep pace with continuing changes in information processing technology, evolving industry and regulatory standards, increasingly sophisticated cyber threats, and changing consumer preferences. Failure to adequately protect and maintain the integrity of our products and IT systems may result in a material effect on our financial position, results of operations and cash flows.

We plan to continuously upgrade and issue new releases of our products and customer-facing software applications, upon which customer-facing, manufacturing and treatment planning operations depend. Software applications and products containing software frequently contain errors or defects, especially when first introduced or when new versions are released. Additionally, the third-party software integrated into or interoperable with our products and services will routinely reach end of life, and as a consequence, may be exposed to additional vulnerabilities, including increased security risks, errors and malfunctions that may be irreparable or difficult to repair. The discovery of a defect, error or security vulnerability in our products, software applications or IT systems, incompatibility with future customers’ computer operating systems and hardware configurations with a new release or upgraded version or the failure of our products or primary IT systems may cause adverse consequences, including: delay or loss of revenues, significant remediation costs, delay in market acceptance, loss of data, disclosure of financial, health or other personal information of any customers or patients, product recalls, damage to our reputation, or increased service costs, any of which could have a material effect on our business, financial condition or results of our operations and the operations of our potential customers or our business partners.

The success of the Company depends on key executive personnel, vendors, and relationships with key dental professionals and organizations.

Our success depends on the expertise and experience of our key personnel, including our CEO, CTO and top management. If we lose the services of any of these key personnel, our business and prospects could be materially and adversely affected. In addition, since the research and development of the Platform is mainly performed by outsourced third party vendors, although the Company could transfer the materials to other vendors, an interruption of service could materially and adversely affect the Company.

Our success depends largely on the talents and efforts of our personnel, and if we are unable to attract, motivate, train or retain our personnel, it may be more difficult to grow effectively and pursue our strategic priorities, and could materially effect on our results of operations. In addition, our market acceptance and success are dependent on attracting key orthodontists, dentists and dental organization to work in conjunction with the Company to educate the consumer market on our Platform.

There is no assurance that we will be able to attract and retain relationships with these key dental professionals to validate our Platform. The orthodontics industry is inundated with new products and services which demand the attention of practitioners, who do not have adequate time or motivation to explore new treatments for their patients or business opportunities of their practices.

Additionally, facilitating seamless leadership transitions for key positions is a critical factor in sustaining the culture and maintaining the success of our organization. If our succession planning efforts are not effective, it could adversely impact our business. We continue to assess the key personnel that we believe are essential to our long-term success, as future organizational changes could also cause our employee attrition rate to increase. If we fail to effectively manage any organizational or strategic changes, our financial condition, results of operations, and reputation, as well as our ability to successfully attract, motivate and retain key employees, could be harmed.

Legal, Regulatory and Compliance Risks

Complying with regulations enforced by FDA and other regulatory authorities is expensive and time consuming, and failure to comply could result in substantial penalties.

Our products (including the currently cleared version, as well as the next generation Platform for which we have not yet submitted the requisite 510(k) application to FDA) are considered medical devices and, accordingly, are subject to rigorous regulation by government agencies in the U.S. and other countries in which we intend to sell our products. Compliance with these rigorous regulations will affect capital expenditures, earnings and the competitive position of the Company. These regulations vary from country to country but cover, among other things, the following activities with respect to medical devices:

•	design, development and manufacturing;
•	testing, labeling, content and language of instructions for use and storage;
•	product storage and safety;
•	marketing, sales and distribution;
•	pre-market clearance and approval;
•	record keeping procedures;

•	advertising and promotion;
•	recalls and field safety corrective actions;
•	post-market surveillance;
•	post-market approval studies; and
•	product import and export.

The regulations to which we are subject are complex. Regulatory changes could result in restrictions on our ability to carry on or expand our operations, higher than anticipated costs, or lower than anticipated sales. Our failure to comply with applicable regulatory requirements could result in enforcement action by FDA or state agencies, which may include any of the following sanctions:

•	warning letters, fines, injunctions, consent decrees, and civil penalties;
•	repair, replacement, refunds, recall, or seizure of our products;
•	operating restrictions or partial suspension or total shutdown of production;
•	refusing our requests for 510(k) clearance or pre-market approval of new products, new intended uses, or modifications to existing products;
•	withdrawing clearance or pre-market approvals that have already been granted; and
•	criminal prosecution.

If any of these events were to occur, they could harm our business.

We may not receive the necessary authorizations to market our Platform or any future new products, and any failure to timely do so may adversely affect our ability to grow our business.

Before we can sell a new medical device in the U.S., or market a new use of, new claim for, or significant modification to a legally marketed device, we must first obtain either FDA 510(k) clearance or approval, unless an exemption applies. In the 510(k) clearance process, before a device may be marketed, the applicant must submit a premarket notification to FDA under Section 510(k) of the FD&C Act, and FDA must determine that a proposed device is “substantially equivalent” to a legally-marketed “predicate” device. To be “substantially equivalent,” the proposed device must have the same intended use as the predicate device, and either have the same technological characteristics as the predicate device or have different technological characteristics, not raise different questions of safety or effectiveness than the predicate device, and be as safe and as effective as the predicate device. The 510(k) clearance process can be expensive and uncertain and can take from three to 12 months, but may last significantly longer. Clinical data may be required in connection with an application for 510(k) clearance. Furthermore, even if we are granted regulatory clearances or approvals, they may include limitations on the indications for use or intended uses of the device, which may limit the market for the device.

Our first generation Aerodentis System is a Class II medical device, which was cleared by FDA for commercialization in the U.S. pursuant to the 510(k) notification process for movement and alignment of teeth during orthodontic treatment of malocclusion in April 2020. The Company is preparing to apply for 510(k) clearance for the updated version of the currently cleared device. Such updated Platform contains new and/or different components than the original device, which is why a new 510(k) clearance is required prior to marketing the Platform in the U.S. We have not yet filed a 510(k) submission for the Platform, and it has, thus, not been found by the FDA to be substantially equivalent to the first generation Aerodentis System. Based on our internal quality assurance and FDA guidance, the Company believes that the second generation Aerodentis Platform will be found to be substantially equivalent to the first generation Aerodentis System and ultimately cleared by FDA for marketing; however, we cannot make any assurances to that effect, nor can we predict the extent to which FDA will require additional information, testing, changes, or other acts prior to engaging in the substantive review that precedes a clearance determination.

FDA can delay, limit, or deny 510(k) clearance, or other approval or reclassification, of a device for many reasons, including:

•	we may be unable to demonstrate to FDA’s satisfaction that the products or modifications are substantially equivalent to a proposed predicate device or safe and effective for their intended uses;
•	we may be unable to demonstrate that the clinical and other benefits of the device outweigh the risks; and
•	the applicable regulatory authority may identify deficiencies in our submissions or in the facilities or processes of our third party contract manufacturers.

Any delay or failure to obtain necessary regulatory clearances or approvals could harm our business. Once cleared for marketing in the U.S., if ever, to the extent we decide to market the Platform for any additional indications for use and/or make any material modifications to any element of the device and/or the manufacturing or distribution thereof in the future, an additional 510(k) submission, and FDA clearance thereof, will be required.

In addition, FDA may change its policies, adopt additional regulations, revise existing regulations, or take other actions, or Congress may enact different or additional statutory requirements, which may prevent or delay clearance of our future products under development or impact our ability to modify our currently marketed products on a timely basis. Such policy, statutory, or regulatory changes could impose additional requirements upon us that could delay our ability to obtain new 510(k) clearances, increase the costs of compliance, or restrict our ability to maintain our current marketing authorizations.

We received our European CE mark and ISO/MDSAP certification in 2019. In light of our ISO/MDSAP certification, we believe that we are in substantial compliance with applicable EU regulations. We will also need to obtain regulatory approval in other foreign jurisdictions in which we plan to market and sell our products. The time required to obtain registrations or approvals, if required by other countries, may be longer than that required for FDA clearance, and requirements for such registrations, clearances, or approvals may significantly differ from FDA requirements. If we modify our products, we may need to apply for additional regulatory approvals before we are permitted to sell the modified product. In addition, we may not continue to meet the quality and safety standards required to maintain the authorizations that we have received. If we are unable to maintain our authorizations in a particular country, we will no longer be able to sell the applicable product in that country.

Failure to comply with these rules, regulations, self-regulatory codes, circulars, and orders could result in significant civil and criminal penalties and costs and could have a material adverse impact on our business. Also, these regulations may be interpreted or applied by a prosecutorial, regulatory, or judicial authority in a manner that could require us to make changes in our operations or incur substantial defense and settlement expenses. Even unsuccessful challenges by regulatory authorities or private relators could result in reputational harm and the incurring of substantial costs. In addition, many of these laws are vague or indefinite and have not been interpreted by the courts and have been subject to frequent modification and varied interpretation by prosecutorial and regulatory authorities, increasing compliance risks.

Certain modifications to our products may require new 510(k) clearance or other marketing authorizations.

Once a medical device is permitted to be legally marketed in the U.S. pursuant to a 510(k) clearance, a manufacturer may be required to notify FDA of certain modifications to the device. Manufacturers determine in the first instance whether a change to a product requires a new premarket submission, but FDA may review any manufacturer’s decision.

While our first generation Aerodentis System has received 510(k) clearance in 2020, we are preparing to apply for 510(k) clearance for the updated components of our Platform, which must, then, be found by the FDA to be substantially equivalent to the Aerodentis System and, thus, may not be lawfully marketed in the U.S. until FDA make a substantial equivalence determination and issues the requisite 510(k) clearance for the updated Platform. Although the development of our Platform has been carefully monitored and documented by professionals who are experienced in the FDA clearance process, there is no assurance that the FDA will agree that our Platform is substantially equivalent to the Aerodentis System and allow our Platform to be marketed in the United States. The FDA may determine that the device is not substantially equivalent and require a PMA or, more likely, a de novo reclassification, and/or require further information, such as additional test data, including data from clinical studies, before it is able to make a determination regarding substantial equivalence. By requesting additional information, the FDA can delay market introduction of our Platform. Delays in receipt of or failure to receive any necessary 510(k) clearance, de novo classification, or PMA, or the imposition of stringent restrictions for our Platform could have a material adverse effect on our business, results of operations and financial condition.

In the future, we may make other modifications to our products, including our Platform, and determine, based on our review of the applicable FDA regulations and guidance, that in certain instances new 510(k) clearances or other premarket submissions are not required. If FDA disagrees with our determinations, we may be subject to a wide range of enforcement actions, including, for example, a warning letter, among other consequences, after which we will likely have to cease marketing the applicable modified product and/or to recall distributed units of such modified product until we obtain the requisite clearance or approval.

Our products must be manufactured in accordance with federal, state, and international regulations, and we could be forced to recall our products or terminate production and/or face other regulatory enforcement actions if we fail to comply with these regulations.

The methods used in, and the facilities used for, the manufacture of our products must comply with FDA’s Quality System Regulation which is a complex regulatory scheme that covers the procedures and documentation of, among other requirements, the design, testing, validation, verification, complaint handling, production, process controls, quality assurance, labeling, supplier evaluation, packaging, handling, storage, distribution, installation, servicing, and shipping of medical devices. Furthermore, we are required to verify that our suppliers maintain facilities, procedures, and operations that comply with our quality standards and applicable regulatory requirements. FDA enforces the Quality System Regulation through, among other oversight methods, periodic announced or unannounced inspections of medical device manufacturing facilities, which may include the facilities of contractors, suppliers, or contract manufacturing organizations. Our products are also subject to similar state regulations as well as similar laws and regulations of foreign countries. Our failure to comply with the Quality System Regulation or similar requirements could result in enforcement actions, sanctions, recalls, detentions, seizures, or similar market actions with respect to our products, among other potential consequences. If any of these or other events occur, there could be a negative impact on the supply of our products, our reputation could be harmed, we could be exposed to product liability claims, and we could lose customers and suffer reduced revenue and increased costs.

Ongoing changes in healthcare regulation could negatively affect our revenues, business and financial condition.

There have been several proposed changes in the United States at the federal and state level for comprehensive reforms regarding the payment for, the availability of and reimbursement for healthcare services. These proposals have ranged from fundamentally changing federal and state healthcare reimbursement programs, including providing comprehensive healthcare coverage to the public under government-funded programs, to minor modifications to existing programs. One example, among countless others, is the Patient Protection and Affordable Care (the “Affordable Care Act”) which was the most significant Federal healthcare reform law enacted in the U.S. in recent history. The Affordable Care Act has undergone substantial challenges and changes since its enactment in 2010, and numerous other federal healthcare reform legislation, executive orders, and judicial rulings have been implemented in the years since, most of which have been or are aimed at lowering healthcare costs in the U.S. To the extent any such reform measures or any future initiatives reduce reimbursement or coverage eligibility or amount(s) for our Platform and/or any future products we may market in the U.S. (if any), our business may be adversely affected.

Healthcare reform initiatives will continue to be proposed and may reduce healthcare related funding in an effort. It is impossible to predict the ultimate content and timing of any healthcare reform legislation and its resulting impact on us. If significant reforms are made to the healthcare system in the United States, or in other jurisdictions, those reforms may increase our costs or otherwise negatively effect on our business, results of operations, and financial condition.

On April 5, 2017, the European Parliament passed the Medical Devices Regulation (Regulation 2017/745), which repeals and replaces the EU Medical Device Directive and became effective on May 26, 2021. The Medical Devices Regulation, among other things, is intended to establish a uniform, transparent, predictable, and sustainable regulatory framework across the EEA for medical devices and ensure a high level of safety and health while supporting innovation. The new regulations, among other things:

•	strengthen the rules on placing devices on the market and reinforce surveillance once they are available;
•	establish explicit provisions on manufacturers’ responsibilities for the follow-up of the quality, performance and safety of devices placed on the market;
•	improve the traceability of medical devices throughout the supply chain to the end-user or patient through a unique identification number;
•	set up a central database to provide patients, healthcare professionals and the public with comprehensive information on products available in the European Union; and

•	strengthen rules for the assessment of certain high-risk devices, such as implants, which may have to undergo an additional check by experts before they are placed on the market.

These modifications may have an effect on the way we conduct our business in the EEA.

Any change in the laws or regulations that govern the clearance and approval processes relating to our current, planned and future products could make it more difficult and costly to obtain clearance or approval for new products or to produce, market and distribute existing products. Significant delays in receiving clearance or approval or the failure to receive clearance or approval for our new products would have an adverse effect on our ability to expand our business.

Our products may cause or contribute to adverse medical events that we are required to report to FDA and other governmental authorities, and if we fail to do so, we would be subject to sanctions that could harm our reputation, business, results of operations, and financial condition. The discovery of serious safety issues with our products, or a recall of our products either voluntarily or at the direction of FDA or another governmental authority, could have a negative impact on us.

We are required to timely file various reports with FDA, including reports required by the medical device reporting regulations which require us to report to FDA when we receive or become aware of information that reasonably suggests that one of our products may have caused or contributed to a death or serious injury or malfunctioned in a way that, if the malfunction were to recur to the device or a similar device that we market, could cause or contribute to a death or serious injury. If we fail to comply with our reporting obligations, FDA or other governmental authorities could take action, including warning letters, untitled letters, administrative actions, criminal prosecution, imposition of civil monetary penalties, revocation of our device clearance, seizure of our products, or delay in clearance of future products. FDA and certain foreign regulatory bodies have the authority to require the recall of commercialized products under certain circumstances.

A government-mandated or voluntary recall by us could occur as a result of an unacceptable risk to health, component failures, malfunctions, manufacturing defects, labeling or design deficiencies, packaging defects, or other deficiencies, or failures to comply with applicable regulations. If we do not adequately address problems associated with our devices, we may face additional regulatory requirements or enforcement action, including required new marketing authorizations, FDA warning letters, product seizure, injunctions, administrative penalties, or civil or criminal proceedings.

We may initiate voluntary withdrawals, removals, or corrections for our products in the future that we determine do not require notification of FDA. If FDA disagrees with our determinations, it could require us to report those actions and we may be subject to enforcement action. A future recall announcement or other corrective action could harm our financial results and reputation, potentially lead to product liability claims against us, require the dedication of our time and capital, and negatively affect our sales.

In addition, FDA’s and other regulatory authorities’ policies may change, and additional government regulations may be enacted that could prevent, limit, or delay regulatory approval of our product candidates. For example, in November 2018, FDA announced that it plans to develop proposals to drive manufacturers utilizing the 510(k) pathway toward the use of newer predicates. It is unclear the extent to which any proposals, if adopted, could impose additional regulatory requirements on us that could delay our ability to obtain new 510(k) clearances, increase the costs of compliance, or restrict our ability to maintain our current clearances.

We also cannot predict the likelihood, nature, or extent of government regulation that may arise from future legislation or administrative or executive action, either in the U.S. or abroad. For example, the Trump Administration previously enacted several executive actions that could impose significant burdens on, or otherwise materially delay, FDA’s ability to engage in routine regulatory and oversight activities. It is difficult to predict how these executive actions and executive actions that may be taken under the Biden Administration may affect FDA’s ability to exercise its regulatory authority. If these executive actions impose constraints on FDA’s ability to engage in oversight and implementation activities in the normal course, our business may be negatively impacted.

Changes in internet regulations could adversely affect our business.

Laws, rules, and regulations governing internet communications, advertising, and e-commerce are dynamic, and the extent of future government regulation is uncertain. Federal and state regulations govern various aspects of our online business, including intellectual property ownership and infringement, trade secrets, the distribution of electronic communications, marketing and advertising, user privacy and data security, search engines, and internet tracking technologies. Future taxation on the use of the internet or e-commerce transactions could also be imposed. Existing or future regulation or taxation could increase our operating expenses and expose us to significant liabilities.

Disruptions at the FDA, other agencies or notified bodies caused by funding shortages or global health concerns could hinder their ability to hire, retain, or deploy key leadership and other personnel, or otherwise prevent new or modified products from being developed, cleared or approved, or commercialized in a timely manner, or at all, which could negatively impact our business.

The ability of the FDA, other agencies and notified bodies to review and authorize or certify for marketing new products can be affected by a variety of factors, including government budget and funding levels, statutory, regulatory and policy changes, agency’s or notified body's ability to hire and retain key personnel and accept the payment of user fees, and other events that may otherwise affect the agency’s or notified body's ability to perform routine functions. Average review times at the FDA and other agencies and notified bodies have fluctuated in recent years as a result. In addition, government funding of other government agencies that fund research and development activities is subject to the political process, which is inherently fluid and unpredictable. Disruptions at the FDA, other agencies and notified bodies may also slow the time necessary for new medical devices or modifications to be reviewed and/or cleared, approved or certified by necessary agencies or notified bodies, which would adversely affect our business. For example, over the last several years, the U.S. government has shut down several times and certain regulatory agencies, such as the FDA, have had to furlough critical FDA employees and stop critical activities.

Separately, in response to the global COVID-19 pandemic, the FDA postponed most inspections of domestic and foreign manufacturing facilities at various points. Even though the FDA has since resumed standard inspection operations of domestic facilities where feasible, the FDA has continued to monitor and implement changes to its inspectional activities to ensure the safety of its employees and those of the firms it regulates as it adapts to the evolving COVID-19 pandemic, and any resurgence of the virus or emergence of new variants may lead to further inspectional delays. Regulatory authorities outside the United States may adopt similar policy measures in response to the COVID-19 pandemic. If a prolonged government shutdown occurs, or if global health concerns continue to prevent the FDA or other regulatory authorities from conducting their regular inspections, reviews, or other regulatory activities, it could significantly impact the ability of the FDA or other regulatory authorities to timely review and process our regulatory submissions, which could have a material adverse effect on our business.

In the EU, notified bodies must be officially designated to certify products and services in accordance with the MDR. While several notified bodies have been designated the COVID-19 pandemic has significantly slowed down their designation process and the current designated notified bodies are facing a large amount of requests with the new regulation as a consequence of which review times have lengthened although a new regulation amending the EU MDR was recently adopted in March 2023, extending existing transitional provisions. This situation could significantly impact the ability of notified bodies to timely review and process our regulatory submissions, which could have a material adverse effect on our business in the EU and EEA (which consists of the 27 EU member states plus Norway, Liechtenstein and Iceland).

The misuse or off-label use of our Platform may harm our reputation in the marketplace, result in injuries that lead to product liability suits or result in costly investigations, fines or sanctions by regulatory bodies, particularly if we are deemed to have engaged in the promotion of these uses, any of which could be costly to our business.

Our first generation Aerodentis System is a Class II medical device was cleared by FDA for commercialization in the U.S. pursuant to the 510(k) notification process for movement and alignment of teeth during orthodontic treatment of malocclusion in April 2020. The Company is preparing to apply for 510(k) clearance for the Platform. If and when our Platform receives 510(k) clearance, it will be cleared for marketing by the FDA only for movement and alignment of teeth during orthodontic treatment of malocclusion. We, thus, will not be able to promote it for any other indications for use or make any promotional claims that are inconsistent with, or outside the scope of, such FDA clearance (often referred to as “off-label uses”). However, the assessment of whether a given claim is or is not consistent with a given FDA clearance or approval can often be subjective, and we cannot guarantee that FDA will always agree with our position regarding a particular claim or that all of our employees, representatives, and agents will abide by our marketing policies. If FDA determines that we have promoted any product without the requisite clearance or approval and/or for an off-label or unapproved use, it could take any number of enforcement actions against us, including (among others), issuing untitled or warning letters and/or pursuing an injunction, seizure, civil fine and/or criminal penalties. It is also possible that other federal, state or foreign enforcement authorities might take action under other regulatory authority, such as laws prohibiting false claims for reimbursement, any of which would have a material adverse effect on our business, financial condition, and/or business as a whole.

Additionally, we must have competent and reliable scientific evidence or, where applicable, other adequate substantiation for each reasonable interpretation of every promotional claim we make. In particular, comparative or superiority claims generally require adequate, well controlled, head-to-head clinical studies, comparing the product to the applicable competing products. To the extent we make any claims, or are otherwise held responsible for third-party claims about any product we may market in the United States, without the requisite clinical substantiation, we could be subject to enforcement action by FDA and/or the Federal Trade Commission (FTC), as well as a competitor challenge via the National Advertising Division (NAD) of the Better Business Bureau. Our plans to utilize social media as a primary promotional tool for our device(s) increases the applicable enforcement risk, as it makes it easier for our employees, affiliates, and any third parties with which we may have a relationship and/or arrangement under which we are deemed responsible for such party’s claims about our product(s) to disseminate promotional claims about our product(s) that may be inconsistent with applicable regulations governing device promotions. Further, consumers can bring private false-advertising lawsuits, including class actions, against us for any material misrepresentations and/or deceptive or unsubstantiated claims (among other similar causes of action) in our promotional materials or other advertising. Any of the foregoing could have a material adverse effect on our business.

Laws and Regulations Governing Healthcare, including Health Information Privacy and Security Laws

We are subject to certain federal, state, and foreign fraud and abuse laws, health information privacy and security laws, and transparency laws, which, if violated, could subject us to substantial penalties. Additionally, any challenge to or investigation into our practices under these laws could cause adverse publicity and be costly to respond to, and thus could harm our business.

There are numerous U.S. federal and state, as well as foreign, laws pertaining to healthcare fraud and abuse, including anti-kickback, false claims, and physician transparency laws. Efforts to ensure that our business arrangements with third parties will comply with applicable healthcare laws and regulations involve substantial costs. Our business practices and relationships with providers and patients are subject to scrutiny under these laws. We may also be subject to patient information privacy and security regulation by both the federal government and the states and foreign jurisdictions in which we conduct our business. The healthcare laws and regulations that may affect our ability to operate include:

•	the federal healthcare Medicare and Medicaid Patient Protection Act of 1987 (the “Anti-Kickback Statute”), which prohibits, among other things, persons, and entities from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward either the referral of an individual for, or the purchase, lease, order, or arrange for or recommend a good or service, for which payment may be made, in whole or in part, under federal healthcare programs, such as Medicare and Medicaid. The term “remuneration” has been broadly interpreted to include anything of value. The government can establish a violation of the Anti-Kickback Statute without proving that a person or entity had actual knowledge of the law or a specific intent to violate. Moreover, the government may assert that a claim including items or services resulting from a violation of the federal healthcare Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal civil False Claims Act. Although there are a number of statutory exceptions and regulatory safe harbors to the federal healthcare Anti-Kickback Statute protecting certain common business arrangements and activities from prosecution or regulatory sanctions, the exceptions and safe harbors are drawn narrowly. Practices that involve remuneration to those who prescribe, purchase, or recommend medical device products, including discounts, or engaging individuals as speakers, consultants, or advisors, may be subject to scrutiny if they do not fit squarely within an exception or safe harbor. Our practices may not in all cases meet all of the criteria for safe harbor protection from anti- kickback liability. Moreover, there are no safe harbors for many common practices, such as reimbursement support programs, educational or research grants, or charitable donations;
•	the federal civil False Claims Act, which prohibits, among other things, individuals or entities from knowingly presenting, or causing to be presented, false or fraudulent claims for payment of federal government funds, and knowingly making, using or causing to be made or used a false record or statement material to a false or fraudulent claim to avoid, decrease or conceal an obligation to pay money to the federal government. Private individuals, commonly known as “whistleblowers,” can bring civil False Claims Act qui tam actions, on behalf of the government and such individuals and may share in amounts paid by the entity to the government in recovery or settlement. False Claims Act liability is potentially significant in the healthcare industry because the statute provides for treble damages and serious mandatory penalties for each false or fraudulent claim or statement. The government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim under the federal civil False Claims Act. Many pharmaceutical and medical device manufacturers have been investigated and have reached substantial settlements under the federal civil False Claims Act in connection with alleged off-label promotion of their products and allegedly providing free products to customers with the expectation that the customers would bill federal health care programs for the product. In addition, manufacturers can be held liable under the federal civil False Claims Act even when they do not submit claims directly to government payers if they are deemed to “cause” the submission of false or fraudulent claims. There are also criminal penalties, including imprisonment and criminal fines, for making or presenting false, fictitious or fraudulent claims to the federal government;

•	Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), which created additional federal criminal statutes that prohibit, among other things, knowingly and willfully executing or attempting to execute a scheme to defraud any healthcare benefit program, including private third-party payers, knowingly and willfully embezzling or stealing from a healthcare benefit program, willfully obstructing a criminal investigation of a healthcare offense, and knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statements or representations, or making or using any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry in connection with the delivery of, or payment for, healthcare benefits, items or services. Similar to the federal healthcare Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation;
•	the federal Physician Payments Sunshine Act under the Affordable Care Act which requires certain manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program (with certain exceptions) to report annually to the United States Department of Health and Human Services, Centers for Medicare and Medicaid Services, information related to payments and other transfers of value to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals, and applicable manufacturers and group purchasing organizations, as well as ownership and investment interests held by physicians and their immediate family members. Since January 2022, applicable manufacturers are also required to report information regarding payments and transfers of value provided to physician assistants, nurse practitioners, clinical nurse specialists, certified nurse anesthetists, and certified nurse-midwives;
•	HIPAA, as amended by Health Information Technology for Economic and Clinical Health Act (“HITECH”), and their respective implementing regulations, which imposes privacy, security, and breach reporting obligations with respect to Protected Health Information (“PHI”), upon entities subject to the law, such as health plans, healthcare clearinghouses and certain healthcare providers, and their respective business associates that perform services on their behalf that involve PHI. HITECH also created new tiers of civil monetary penalties, amended HIPAA to make HIPAA compliance as well as civil and criminal penalties directly applicable to business associates, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the HIPAA laws and seek attorneys’ fees and costs associated with pursuing federal civil actions; and
•	analogous state and foreign law equivalents of each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payer, including commercial insurers or patients; state laws that require device companies to comply with the industry’s voluntary compliance guidelines and the applicable compliance guidance promulgated by the federal government or otherwise restrict payments that may be made to healthcare providers and other potential referral sources; state and local laws that require the licensure of sales representatives; state laws that require device manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures and pricing information; data privacy and security laws and regulations in foreign jurisdictions that may be more stringent than those in the United States (such as the EU, which adopted the General Data Protection Regulation, which became effective in May 2018); state laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts; and state laws related to insurance fraud in the case of claims involving private insurers.

These laws and regulations, among other things, constrain our business, marketing, and other promotional activities by limiting the kinds of financial arrangements, including sales programs, we may have with physicians or other potential purchasers of our products. We have also entered into consulting agreements with physicians, which are subject to these laws. Further, while we do not submit claims and our future customers will make the ultimate decision on how to submit claims, we may provide reimbursement guidance and support regarding our products. Due to the breadth of these laws, the narrowness of statutory exceptions and regulatory safe harbors available, and the range of interpretations to which they are subject, it is possible that some of our current or future practices might be challenged under one or more of these laws.

To enforce compliance with healthcare regulatory laws, certain enforcement bodies have recently increased their scrutiny of interactions between healthcare companies and healthcare providers, which has led to a number of investigations, prosecutions, convictions and settlements in the healthcare industry. For example, U.S. federal and state regulatory and enforcement agencies continue to actively investigate violations of healthcare laws and regulations, including pursuing novel theories of liability under these laws. These government agencies recently have increased regulatory scrutiny and enforcement activity with respect to manufacturer reimbursement support activities and patient support programs, including bringing criminal charges or civil enforcement actions under the federal healthcare Anti-Kickback statute, federal civil False Claims Act, the health care fraud statute, and HIPAA privacy provisions. Responding to investigations can be time and resource consuming and can divert management’s attention from the business. Any such investigation or settlement could increase our costs or otherwise have an adverse effect on our business. Even an unsuccessful challenge or investigation into our practices could cause adverse publicity, and be costly to respond to.

If our operations are found to be in violation of any of the healthcare laws or regulations described above or any other healthcare regulations that apply to us, we may be subject to administrative, civil and criminal penalties, damages, fines, disgorgement, substantial monetary penalties, exclusion from participation in government healthcare programs, such as Medicare and Medicaid, imprisonment, additional reporting obligations, and oversight if we become subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with these laws, reputational harm, and the curtailment or restructuring of our operations.

Since our Platform will utilize cloud-based information systems and the exchange of information between patents and doctors, we will be subject to numerous U.S. federal and state laws and regulations related to the privacy and security of personally identifiable information, including health information.

Among other data-privacy and/or confidentiality laws to which we may be subject, HIPAA establishes privacy and security standards that limit the use and disclosure of Protected Health Information (“PHI”) and require covered entities and business associates to implement administrative, physical, and technical safeguards to ensure the confidentiality, integrity, and availability of individually identifiable health information in electronic form, among other requirements.

Violations of HIPAA may result in civil and criminal penalties. We must also comply with HIPAA’s breach notification rule which requires notification to affected individuals and the Secretary of Health and Human Services (“HHS”), and in certain cases to media outlets, in the case of a breach of unsecured PHI. The regulations also require business associates of covered entities to notify the covered entity of breaches by the business associate.

State attorneys general also have the right to prosecute HIPAA violations committed against residents of their states, and HIPAA standards have been used as the basis for the duty of care in state civil suits, such as those for negligence or recklessness in misusing personal information. In addition, HIPAA mandates that HHS conduct periodic compliance audits of HIPAA covered entities and their business associates for compliance.

Many states also have laws that protect the privacy and security of sensitive and personal information, including health information. These laws may be similar to or even more protective than HIPAA and other federal privacy laws. For example, the laws of the State of California are more restrictive than HIPAA. Where state laws are more protective than HIPAA, we must comply with the state laws we are subject to, in addition to HIPAA. California passed the California Consumer Privacy Act or CCPA on June 28, 2018, which went into effect January 1, 2020. On November 3, 2020, the California Privacy Rights Act of 2020 (“CPRA”), which amends the CCPA and adds new privacy protections that became effective on January 1, 2023, was enacted through a ballot initiative. While information we maintain that is covered by HIPAA may be exempt from the CCPA, other records and information we maintain on our patients may be subject to the CCPA. In certain cases, it may be necessary to modify our planned operations and procedures to comply with these more stringent state laws. Not only may some of these state laws impose fines and penalties upon violators, but also some, unlike HIPAA, may afford private rights of action to individuals who believe their personal information has been misused. In addition, state and federal privacy laws subject to frequent change.

In addition to HIPAA and state health information privacy laws, we may be subject to other state and federal privacy laws, including laws that prohibit unfair privacy and security practices and deceptive statements about privacy and security, laws that place specific requirements on certain types of activities, such as data security and texting, and laws requiring holders of personal information to maintain safeguards and to take certain actions in response to a data breach.

Foreign data protection, privacy, and other laws and regulations are often more restrictive than those in the U.S. The E.U., for example, traditionally has imposed stricter obligations under its laws and regulations relating to privacy, data protection and consumer protection than the U.S. In May 2018, the GDPR governing data practices and privacy in the E.U., became effective and replaced the data protection laws of the individual member states. GDPR requires companies to meet stringent requirements regarding the handling of personal data of individuals in the E.U. These more stringent requirements include expanded disclosures to inform members about how we may use their personal data, increased controls on profiling members, and increased rights for members to access, control and delete their personal data. In addition, there are mandatory data breach notification requirements. The law also includes significant penalties for non-compliance, which may result in monetary penalties of up to 20 million Euros or 4% of a company’s worldwide turnover, whichever is higher. GDPR and other similar regulations require companies to give specific types of notice and informed consent is required for the placement of a cookie or similar technologies on a user’s device for online tracking for behavioral advertising and other purposes and for direct electronic marketing, and the GDPR also imposes additional conditions in order to satisfy such consent, such as a prohibition on pre-checked consents. It remains unclear how the U.K. data protection laws or regulations will develop in the medium to longer term and how data transfer to the U.K. from the E.U. will be regulated. Outside of the E.U., there are many other countries with data protection laws, and new countries are adopting data protection legislation with increasing frequency.

Many of these laws may require consent from individuals for the use of data for various purposes, including marketing, which may reduce our ability to market our products.

There is no harmonized approach to these laws and regulations globally. Consequently, we increase our risk of non-compliance with applicable foreign data protection laws and regulations when we expand internationally. We may need to change and limit the way we use personal information in operating our business and may have difficulty maintaining a single operating model that is compliant. Compliance with such laws and regulations will result in additional costs and may necessitate changes to our business practices and divergent operating models, limit the effectiveness of our marketing activities, adversely affect our business, results of operations, and financial condition, and subject us to additional liabilities.

Our business could be adversely affected by professional and legal challenges to our business model or by new state actions restricting our ability to provide our products and services in certain states.

Since the success of our business will be dependent on the widespread adaptation of our Platform as a valid method for smile correction, many patients across multiple geographies will be needed to use our Platform and provide positive feedback and results. This will expose the Company to legal risk of patients or dental practitioners who may have a negative experience with our Platform to file lawsuits claiming damages or other claims. Although the Company will seek insurance coverage for such legal actions, there is no assurance that the amount of coverage will be sufficient to cover these claims. In addition, such legal actions from consumers and dental professionals may result in material and adverse effects on our ability to continue to conduct business due to negative press.

A number of dental and orthodontic professionals believe that aligners are appropriate for only a limited percentage of their patients and may believe that our Platform is even less appropriate than traditional aligners. National and state dental associations have issued statements discouraging use of orthodontics using a teledentistry platform. Increased market acceptance of remote treatment may depend, in part, upon the recommendations of dental and orthodontic professionals and associations, as well as other factors including effectiveness, safety, ease of use, reliability, aesthetics, and price compared to competing products. Furthermore, our ability to conduct business in each state is dependent, in part, upon that particular state's treatment of remote healthcare and that state dental board's regulation of the practice of dentistry.

Security breaches, data breaches, cyber attacks, other cybersecurity incidents or the failure to comply with privacy, security and data protection laws could materially impact our operations, patient care could suffer, we could be liable for damages, and our business, operations and reputation could be harmed.

We expect to retain confidential customer personal and financial, patient health information and our own proprietary information and data essential to our business operations. We will rely upon the effective operation of our IT systems, and those of our service providers, vendors, and other third parties to safeguard the information and data. Additionally, our success may be dependent on the success of healthcare providers, many of whom are comprised of individual or small operations with limited IT experience and inadequate or untested security protocols, in managing data privacy and data security requirements. It is critical that the facilities, infrastructure and IT systems on which we depend to run our business and the products we develop remain secure and be perceived by the marketplace and our potential customers to be secure. Despite the implementation of security features in our products and security measures in our IT systems, we and our service providers, vendors, and other third parties may become subject to physical break-ins, computer viruses or other malicious code, unauthorized or fraudulent access, programming errors or other technical malfunctions, hacking or phishing attacks, malware, ransomware, employee error or malfeasance, cyber attacks, and other breaches of IT systems or similar disruptive actions, including by organized groups and nation-state actors. For example, we may experience cybersecurity incidents and unauthorized internal employee exfiltration of company information.

Further, the frequency of third-party cyber-attacks has increased over the last several years. The military conflict in Ukraine may cause nation-state actors or hackers sympathetic to either side of the conflict to carry out cyber-attacks to achieve their goals, which may include espionage, information gathering operations, monetary gain, ransomware, disruption, and destruction. Significant service disruptions, breaches in our infrastructure and IT systems or other cybersecurity incidents could expose us to litigation or regulatory investigations, impair our reputation and competitive position, be distracting to our management, and require significant time and resources to address. Affected parties or regulatory agencies could initiate legal or regulatory action against us, which could prevent us from resolving the issues quickly or force us to resolve them in unanticipated ways, cause us to incur significant expense and liability, or result in judicial or governmental orders forcing us to cease operations or modify our business practices in ways that could materially limit or restrict the products and services we provide. Concerns over our privacy practices could adversely affect others’ perception of us and deter potential customers, patients and partners from using our products. In addition, patient care could suffer, and we could be liable if our products or IT systems fail to deliver accurate and complete information in a timely manner. We have internal monitoring and detection systems as well as cybersecurity and other forms of insurance coverage related to a breach event covering expenses for notification, credit monitoring, investigation, crisis management, public relations and legal advice. However, damages and claims arising from such incidents may not be covered or may exceed the amount of any coverage and do not cover the time and effort we may incur investigating and responding to any incidents, which may be material. The costs to eliminate, mitigate or recover from security problems and cyber attacks and incidents could be material and depending on the nature and extent of the problem and the networks or products impacted, may result in network or systems interruptions, decreased product sales, or data loss that may have a material impact on our operations, net revenues and operating results.

Our business will expose us to potential liability for the quality and safety of our products and services, how we advertise and market those products and services and how and to whom we sell them, and we may incur substantial expenses or be found liable for substantial damages or penalties if we are subject to claims or litigation.

Our products and services involve an inherent risk of claims concerning their design, manufacture, safety and performance, how they are marketed and advertised in a complex framework of highly regulated domestic and international laws and regulations, how we package, bundle or sell them to potential customers, who may be private individuals or companies or public entities such as hospitals and clinics, and how we train and support doctors, their staffs and patients who administer or use our products. Moreover, consumer products and services are routinely subject to claims of false, deceptive or misleading advertising, consumer fraud and unfair business practices. Additionally, we may be held liable if any product we develop or manufacture or services we offer or perform causes injury or is otherwise found unhealthy. If our products are safe but they are promoted for off-label usage, we may be investigated, fined or have our products or services enjoined or approvals rescinded or we may be required to defend ourselves in litigation. Although we maintain insurance for product liability, business practices and other types of activities we make or offer, coverage may not be available on acceptable terms, if at all, and may be insufficient for actual liabilities. Any claim for product liability, sales, advertising and business practices, regardless of its merit or eventual outcome, could result in material legal defense costs and damage our reputation, increase our expenses and divert management’s attention.

Increased focus on current and anticipated environmental, social and governance (“ESG”) laws and increased scrutiny of our ESG policies and practices may materially increase our costs, expose us to potential liability, adversely impact our reputation, employee retention, willingness of potential customers and suppliers to do business with us and willingness of investors to invest in us.

Our operations are subject to a variety of existing local, regional and global ESG laws and regulations, and we will likely be required to comply with new, broader, more complex and more costly laws and regulations that focus on ESG matters. Our compliance obligations will likely span all aspects of our business and operations, including product design and development, materials sourcing and other procurement activities, product packaging, product safety, energy and natural resources usage, facilities design and utilization, recycling and collection, transportation, disposal activities and workers’ rights.

Environmental regulations related to greenhouse gases are expected to have an increasingly larger impact on our or our suppliers’ energy sources. Many U.S. and foreign regulators have enacted or are considering enacting new or additional disclosure requirements or limits on the emissions of greenhouse gases, including, but not limited to, carbon dioxide and methane, from power generation units using fossil fuels. The effects of greenhouse gas emission limits on power generation are subject to significant uncertainties, including the timing of any new requirements, levels of emissions reductions and the scope and types of emissions regulated. These limits may have the effect of increasing our costs and those of our suppliers and could result in manufacturing, transportation and supply chain disruptions and delays if clean energy alternatives are not readily available in adequate amounts when required. Moreover, alternative energy sources, coupled with reduced investments in traditional energy sources and infrastructure, may fail to provide the predictable, reliable, and consistent energy that we, our suppliers and other businesses need for operations.

Meeting our obligations under existing ESG laws, rules, or regulations is already costly to us and our suppliers, and we expect those costs to increase as new laws are enacted, possibly materially. Additionally, we expect regulators to perform investigations, inspections and periodically audit our compliance with these laws and regulations, and we cannot provide assurance that our efforts or operations will be compliant. If we fail to comply with any requirements, we could be subject to significant penalties or liabilities and we may be required to implement new and materially more costly processes and procedures to come into compliance. Further these laws are subject to unpredictable changes. Even if we successfully comply with these laws and regulations, our suppliers may fail to comply. We may also suffer financial and reputational harm if future customers require, and we are unable to deliver, certification that our products are conflict free. In all of these situations, our future customers may stop purchasing products from us, and may take legal action against us, which could harm our reputation, revenues and results of operations.

Investor advocacy groups, institutional investors, investment funds, proxy advisory services, stockholders, and consumers are also increasingly focused on corporate ESG practices. Additionally, public interest and legislative pressure related to public companies’ ESG practices continues to grow. If our ESG practices fail to meet investor or other industry stakeholders' evolving expectations and standards, including environmental stewardship, support for local communities, board of director and employee diversity, human capital management, employee health and safety practices, product quality, supply chain management, corporate governance and transparency and employing ESG strategies in our operations, our brand, reputation and employee retention may be negatively impacted, potential customers and suppliers may be unwilling to do business with us and investors may be unwilling to invest in us. In addition, as we work to align our ESG practices with industry standards, we have expanded and will likely continue to expand our disclosures in these areas. We also expect to incur additional costs and require additional resources to monitor, report, and comply with our various ESG practices. If we fail to adopt ESG standards or practices as quickly as stakeholders desire, report on our ESG efforts or practices accurately, or satisfy the disclosure and other expectations of stakeholders, our reputation, business, financial performance, growth, and stock price may be adversely impacted.

We are subject to consumer protection laws that regulate our marketing practices and prohibit unfair or deceptive acts or practices. Our actual or perceived failure to comply with such obligations could harm our business, and changes in such regulations or laws could require us to modify our products, marketing or advertising efforts.

In connection with the marketing or advertisement of our products and services, we could be the target of claims relating to false, misleading, deceptive, or otherwise noncompliant advertising or marketing practices, including under the auspices of the FTC and state consumer protection statutes. If we rely on third parties to provide any marketing and advertising of our products and services, we could be liable for, or face reputational harm as a result of, their marketing practices if, for example, they fail to comply with applicable statutory and regulatory requirements.

If we are found to have breached any consumer protection, advertising, unfair competition, or other laws or regulations, we may be subject to enforcement actions that require us to change our marketing and business practices in a manner which may negatively impact us. This could also result in litigation, fines, penalties, and adverse publicity that could cause reputational harm and loss of patient trust, which could have an adverse effect on our business.

We will be subject to a number of risks related to the credit card and debit card payments we plan to accept.

We plan to accept payments through credit and debit card transactions. For credit and debit card payments, we will be required to pay interchange and other fees, which may increase over time. An increase in those fees may require us to increase the prices we charge and would increase our operating expenses, either of which could harm our business, results of operations, and financial condition.

If we or our future processing vendors fail to maintain adequate systems for the authorization and processing of credit and debit card transactions, it could cause one or more of the major credit card companies to disallow our continued use of their payment products. In addition, if these systems fail to work properly and, as a result, we do not charge our patients’ credit or debit cards on a timely basis or at all, our business, revenue, results of operations, and financial condition could be harmed.

The payment methods that we will offer can also subject us to potential fraud and theft by criminals, who are becoming increasingly more sophisticated in exploiting weaknesses that may exist in the payment systems. If we fail to comply with applicable rules or requirements for the payment methods we will accept, or if payment-related data is compromised due to a breach, we may be liable for significant costs incurred by payment card issuing banks and other third parties or subject to fines and higher transaction fees, or our ability to accept or facilitate certain types of payments may be impaired. In addition, our patients could lose confidence in certain payment types, which may result in a shift to other payment types or potential changes to our payment systems that may result in higher costs. If we fail to adequately control fraudulent credit card transactions, we may face civil liability, diminished public perception of our security measures, and significantly higher card-related costs, each of which could harm our business, results of operations, and financial condition.

We will also be subject to payment card association operating rules, certification requirements, and rules governing electronic funds transfers, which could change or be reinterpreted to make it more difficult for us to comply. We will be required to comply with payment card industry security standards. Failing to comply with those standards may violate payment card association operating rules, federal and state laws and regulations, and the terms of our contracts with payment processors. Any failure to comply fully also may subject us to fines, penalties, damages, and civil liability, and may result in the loss of our ability to accept credit and debit card payments. Further, there is no guarantee that such compliance will prevent illegal or improper use of our payment systems or the theft, loss, or misuse of data pertaining to credit and debit cards, card holders, and transactions.

If we are unable to maintain our chargeback rate or refund rates at acceptable levels, our future processing vendor may increase our transaction fees or terminate its relationship with us. Any increases in our credit and debit card fees could harm our results of operations, particularly if we elect not to raise our rates for our products and services to offset the increase. The termination of our ability to process payments on any major credit or debit card would significantly impair our ability to operate our business.

We face risks related to our future international sales, including the need to obtain necessary foreign regulatory clearance or approvals.

Sales of our products outside the U.S. will subject us to foreign regulatory requirements that vary widely from country to country. We received our European CE mark and ISO/MDSAP certification in 2019. In light of our ISO/MDSAP certification, we believe that we are in substantial compliance with applicable EU regulations.

We will also need to obtain regulatory approval in other foreign jurisdictions in which we plan to market and sell our products. The time required to obtain clearances or approvals required by other countries may be longer than that required for FDA clearance or approval, and requirements for such approvals may differ from FDA requirements. We may be unable to obtain regulatory approvals and may also incur significant costs in attempting to obtain foreign regulatory approvals or maintain those we already have. If we experience delays in receipt of approvals to market our products in new jurisdictions, or if we fail to receive these approvals, we may be unable to market our products in international markets in a timely manner, if at all, which could materially impact our international expansion and adversely affect our business as a whole. In addition, we anticipate that regulations in certain foreign countries may challenge our teledentistry model. Some international regulations may also limit the availability of our Platform to patients in certain jurisdictions without our first obtaining a license or engaging a third party to provide such financing, or limit the financing options we can offer our patients. If any of these risks were to materialize, they could limit our expected international growth and profitability.

Intellectual Property Risks

Our success depends in part on our proprietary technology, and if we are unable to successfully enforce our intellectual property rights, our competitive position may be harmed.

Our success will depend in part on our ability to maintain existing intellectual property and to obtain and maintain further intellectual property protection for our products and services, both in the U.S. and in other countries. We intend to protect our intellectual property rights through a combination of patent, trademark, copyright, and trade secret laws, as well as third-party confidentiality and assignment agreements. Our inability to do so could harm our competitive position.

We rely on our portfolio of issued and pending patent applications in the U.S. and other countries to protect a large part of our intellectual property and our competitive position; however, our currently pending or future patent filings may not result in the issuance of patents. While we generally apply for patents in those countries where we intend to make, have made, use, or sell patented products, we may not accurately predict all of the countries where patent protection will ultimately be desirable. If we fail to timely file for a patent, we may be precluded from doing so at a later date.

Patent rights are territorial, and patent protection extends only to those countries where we have issued patents. Filing, prosecuting and defending patents on our products and product candidates in all countries and jurisdictions throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States could be less extensive than those in the United States. Many countries do not protect intellectual property to the same extent as the U.S. or Europe, and their litigation processes differ. Competitors may successfully challenge or avoid our patents, or manufacture products in countries where we have not applied for patent protection. Changes in the patent laws in the U.S. or other countries may diminish the value of our patent rights. As a result of these and other factors, the scope, validity, enforceability, and commercial value of our patent rights are uncertain and unpredictable.

Furthermore, the issuance of a patent, while presumed valid and enforceable, is not conclusive as to its validity or its enforceability and it may not provide us with adequate proprietary protection or competitive advantages against competitors with similar products. Any patents issued to us may be challenged, invalidated, held unenforceable, circumvented, or may not be sufficiently broad to prevent third parties from producing competing products similar in design to our products. In addition, any protection afforded by foreign patents may be more limited than that provided under U.S. patent and intellectual property laws. There can be no assurance that any of our patents, any patents licensed to us, or any patents which we may be issued in the future, will provide us with a competitive advantage or afford us protection against infringement by others, or that the patents will not be successfully challenged or circumvented by third parties, including our competitors. Further, there can be no assurance that we will have adequate resources to enforce our patents. Competitors may also be able to design around our patents. Other parties may develop and obtain patent protection for more effective technologies, designs or methods.

Our ability to enforce our patent rights depends on our ability to detect infringement. It is difficult to detect infringers who do not advertise the components that are used in their products. Moreover, it may be difficult or impossible to obtain evidence of infringement in a competitor’s or potential competitor’s product, particularly in litigation in countries other than the U.S. that do not provide an extensive discovery procedure. Any litigation to enforce or defend our patent rights, if any, even if we were to prevail, could be costly and time-consuming and would divert the attention of our management and key personnel from our business operations. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded if we were to prevail may not be commercially meaningful.

We also may seek to rely on protection of copyright, trade secrets, know how, and confidential and proprietary information. We generally enter into confidentiality and non-compete agreements with our employees, consultants, and collaborative partners upon their commencement of a relationship with us. However, these agreements may not provide meaningful protection against the unauthorized use or disclosure of our trade secrets or other confidential information, and adequate remedies may not exist if unauthorized use or disclosure were to occur. The exposure of our trade secrets and other proprietary information would impair our competitive advantages and could have a material adverse effect on our operating results, financial condition, and future growth prospects. In particular, a failure to protect our proprietary rights might allow competitors to copy our technology, which could adversely affect our pricing and market share. We may not be able to prevent the unauthorized disclosure or use of our technical knowledge or trade secrets by consultants, vendors, former employees and current employees. Further, other parties may independently develop substantially equivalent know-how and technology.

While we currently do not own any registered trademarks, we intend to rely on both registered and common law rights for our trademarks in the future. There can be no assurance that our future trademark applications will be approved. Third parties may also oppose our trademark applications, or otherwise challenge our use of the trademarks. In the event that our trademarks are successfully challenged, we could be forced to rebrand our products and services, which could result in loss of brand recognition, and could require us to devote resources to advertising and marketing new brands. Further, there can be no assurance that competitors will not infringe our trademarks, or that we will have adequate resources to enforce our trademarks.

Litigation, interferences, oppositions, re-exams, inter partes reviews, post grant reviews, or other proceedings are, have been, and may in the future be necessary in some instances to determine the validity and scope of certain of our proprietary rights, and in other instances to determine the validity, scope, or non-infringement of certain proprietary rights claimed by third parties to be pertinent to the manufacture, use, or sale of our products or provision of our services. These types of proceedings are unpredictable and may be protracted, expensive, and distracting to management. The outcome of such proceedings could adversely affect the validity and scope of our patent or other proprietary rights, hinder our ability to manufacture and market our products and provide our services, require us to seek a license for the infringed product or technology, or result in the assessment of significant monetary damages. An unfavorable ruling could include monetary damages or, in cases where injunctive relief is sought, an injunction prohibiting us from selling our products or providing our services. Any of these results from litigation could adversely affect our business, financial condition, and results of operations.

If we infringe or violate the patents or proprietary rights of other parties or are subject to an intellectual property infringement or misappropriation claim, our ability to grow our business may be severely limited.

Our commercial success also depends upon our ability, and the ability of any third party with which we may partner, to develop, manufacture, market and sell our products, if approved, and use our patent-protected technologies without infringing the patents of third parties. Extensive litigation over patents and other intellectual property rights is common in the dental and orthodontic industry.

We may not have identified all patents, published applications or published literature that affect our business either by blocking our ability to commercialize our products, by preventing the patentability of one or more aspects of our products, or by covering the same or similar technologies that may affect our ability to market our products. For example, we may not have conducted a patent clearance search sufficient to identify potentially obstructing third party patent rights. Moreover, patent applications in the United States are maintained in confidence for up to 18 months after their filing. In some cases, however, patent applications remain confidential in the U.S. Patent and Trademark Office, or the USPTO, for the entire time prior to issuance as a U.S. patent. Patent applications filed in countries outside of the United States are not typically published until at least 18 months from their first filing date. Similarly, publication of discoveries in the scientific or patent literature often lags behind actual discoveries. We cannot be certain that we were the first to invent, or the first to file, patent applications covering our products. We also may not know if our competitors filed patent applications for technology covered by our pending applications or if we were the first to invent the technology that is the subject of our patent applications. Competitors may have filed patent applications or received patents and may obtain additional patents and proprietary rights that block or compete with our patents.

We may therefore in the future be the subject of patent or other litigation. From time to time, we may in the future receive letters from third parties drawing our attention to their patent rights. While we do not believe that we infringe upon any valid and enforceable rights that have been brought to our attention, and we take necessary steps to ensure that we do not infringe on the rights of others, there may be other more pertinent rights of which we are presently unaware. The defense and prosecution of intellectual property suits, interference proceedings, and related legal and administrative proceedings could result in substantial expense to us and significant diversion of effort by our technical and management personnel. An adverse determination of any litigation or interference proceeding to which we may become a party could subject us to significant liabilities. An adverse determination of this nature could also put our patents at risk of being invalidated or interpreted narrowly or require us to seek licenses from third parties. Licenses may not be available on commercially reasonable terms or at all, in which event, our business would be materially adversely affected. Intellectual property litigation or claims could force us to cease developing, selling or otherwise commercializing one or more of our products; to pay substantial damages for past use of the asserted intellectual property; and redesign, or rename in the case of trademark claims, our product(s) to avoid such third party rights, which may not be possible or which could be costly and time-consuming. Any of these risks coming to fruition could have a material adverse effect on our business, results of operations, financial condition and prospects.

Our failure to secure trademark registrations could adversely affect our ability to market our products and operate our business.

Any future trademark applications in the United States and any other jurisdictions where we may file may not be allowed registration, and we may not be able to maintain or enforce our registered trademarks. During trademark registration proceedings, we may receive rejections. Although we are given an opportunity to respond to those rejections, we may be unable to overcome such rejections. In addition, in the USPTO and in corresponding foreign agencies, third parties are given an opportunity to oppose pending trademark applications and to seek to cancel registered trademarks. Opposition or cancellation proceedings may be filed against our applications and/or registrations, and our applications and/or registrations may not survive such proceedings. Failure to secure such trademark registrations in the United States and in foreign jurisdictions could adversely affect our ability to market our products and our business.

We may be subject to claims that our employees have wrongfully used or disclosed alleged trade secrets of their former employers.

As is common in the medical device industry, we may employ individuals who were previously employed at other companies similar to ours, including our competitors or potential competitors. We may become subject to claims that these employees or we have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management.

Obtaining and maintaining patent protection depends on compliance with various procedures and other requirements, and our patent protection could be reduced or eliminated in case of non-compliance with these requirements.

Periodic maintenance fees, renewal fees, annuity fees and various other governmental fees on patents and/or applications will be due to the relevant patent agencies in several stages over the lifetime of the patents and /or applications. The relevant patent agencies require compliance with a number of procedural, documentary, fee payment and other provisions during the patent application process. In many cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with the applicable rules. However, there are situations in which the failure to comply with the relevant requirements can result in the abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, our competitors might be able to use our technologies and know-how which could have a material adverse effect on our business, prospects, financial condition and results of operation.

Patent terms may be inadequate to protect our competitive position on our product candidates for an adequate amount of time.

Patents have a limited lifespan. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest U.S. non-provisional filing date. Various extensions may be available, but the life of a patent, and the protection it affords, is limited. Even if patents covering our products are obtained, once the patent life has expired for a product, we may be open to competition from competitive products. Given the amount of time required for the development, testing and regulatory review of new products, patents protecting such products might expire before or shortly after such products are commercialized. As a result, our patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

Risks Related Our Securities

The relative lack of U.S. public company experience of our management team may put us at a competitive disadvantage.

Our management team lacks U.S. public company experience and is generally unfamiliar with the requirements of the U.S. securities laws and U.S. Generally Accepted Accounting Principles (“GAAP”), which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The individuals who now constitute our senior management team have never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties and distract our management from attending to the growth of our business.

Our common stock is not listed on any stock exchange and there is a limited market for shares of our common stock. Even if a market for our common stock develops, our common stock could be subject to wide fluctuations.

Our common stock is not listed on any stock exchange. Although our common stock is quoted on the OTC Pink Market operated by the OTC Markets Group Inc., there is a limited public market for shares of our common stock, and limited trades of our common stock have taken place on the OTC Pink Market. Even if the shares of our common stock may in the future trade greater volume on the OTC Pink Market, the liquidity and price of our common stock is expected to be more limited than if such securities were quoted or listed on a national exchange. No assurances can be given that an active public trading market for our common stock will develop or be sustained. Trading volume may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in over the counter stocks and certain major brokerage firms restrict their brokers from recommending over the counter stocks because they are considered speculative, volatile and thinly traded. Lack of liquidity will limit the price at which stockholders may be able to sell our common stock.

Even if our common stock will in the future trade more actively on the OTC Pink Market, the price of such common stock could be subject to wide fluctuations, in response to quarterly variations in our operating results, announcements by us or others, developments affecting us, and other events or factors. In addition, the stock market has experienced extreme price and volume fluctuations in recent years. These fluctuations have had a substantial effect on the market prices for many companies, often unrelated to the operating performance of such companies, and may adversely affect the market prices of the securities. Such risks could have an adverse effect on the stock’s future liquidity.

We cannot assure you that our common stock will become eligible for listing or quotation on any exchange and the failure to do so may adversely affect your ability to dispose of our common stock in a timely fashion.

In order for our common stock to become eligible for listing or quotation on any exchange, reverse merger companies must have had their securities traded on an over-the-counter market for at least one year, maintained a certain minimum closing price for not less than 30 of the most recent 60 days prior to the filing of an initial listing application and prior to listing, and timely filed with the SEC all required reports since consummation of the reverse merger, including one annual report containing audited consolidated financial statements for a full fiscal year commencing after the date of filing of the Current Report on Form 8-K which discloses the reverse merger. We may not be able to meet all of the filing requirements above and may not be able to satisfy the initial standards for listing or quotation on any exchange in the foreseeable future or at all. Even if we are able to become listed or quoted on an exchange, we may not be able to maintain a listing of the common stock on such stock exchange.

As a result of the Share Exchange, we became a company that is subject to the reporting requirements of federal securities laws, which can be expensive and may divert resources from other projects, thus impairing our ability to grow.

As a result of the Share Exchange, we became a public reporting company and, accordingly, subject to the information and reporting requirements of the Exchange Act, and other federal securities laws, including compliance with the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC (including reporting of the Share Exchange) and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if we remained privately held and did not consummate the Share Exchange.

Public company compliance may make it more difficult for us to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these new rules and regulations to increase our compliance costs and to make certain activities more time consuming and costly. As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Because we became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with us becoming public through a “reverse merger”. Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on our behalf.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	changes in our industry;
•	competitive pricing pressures;
•	our ability to obtain working capital financing;
•	additions or departures of key personnel;
•	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;
•	sales of our common stock;
•	our ability to execute our business plan;
•	operating results that fall below expectations;
•	loss of any strategic relationship;
•	regulatory developments;
•	economic and other external factors; and
•	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Our securities are restricted securities with limited transferability.

Our securities should be considered a long-term, illiquid investment. Our common stock has not been registered under the Securities Act, and cannot be sold without registration under the Securities Act or any exemption from registration. In addition, our common stock is not registered under any state securities laws that would permit its transfer. Because of these restrictions, a stockholder will likely find it difficult to liquidate an investment in our common stock.

We are subject to penny stock rules which will make the shares of our common stock more difficult to sell.

We are subject to the SEC’s “penny stock” rules since our shares of common stock trade below $5.00 per share. Penny stocks generally are equity securities with a per share price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We do not anticipate paying any cash dividends.

We presently do not anticipate that we will pay any dividends on any of our capital stock in the foreseeable future. The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of our board of directors. We presently intend to retain all earnings, if any, to implement our business plan; accordingly, we do not anticipate the declaration of any dividends in the foreseeable future.

Our shares of common stock are very thinly traded, and the price may not reflect our value and there can be no assurance that there will be an active market for our shares of common stock in the future.

Our shares of common stock are thinly traded. Due to the illiquidity, the market price may not accurately reflect our relative value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. Investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. If a more active market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in the securities. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such shares of common stock as collateral for a loans.

We may apply the proceeds of the Private Placement to uses that ultimately do not improve our operating results or increase the price of our common stock.

We intend to use the net proceeds from the Private Placement. However, our management has broad discretion in how we actually use these proceeds. These proceeds could be applied in ways that do not ultimately improve our operating results or otherwise increase the value of our common stock.

We may need additional financing which may not be available on acceptable terms, which may in turn dilute your investment in us.

Our future capital requirements will depend on many factors including but not limited to: market acceptance of our services; competitive pressure on the price of our products; the extent to which we invest in new locations, develop new relationships with producers of polymers and chemicals as well as consumers of polymers and chemicals; and the response of competitors to our products. We believe that the existing cash balances, including the net proceeds from the Private Placement, and funds generated from operations will provide us with sufficient funds to finance our operations for the foreseeable future. To the extent that our current funds, together with existing resources, are insufficient to fund our activities over the long-term, we may need to raise additional funds through equity or debt financing or from other sources.

Subject to the lock-up provisions described under “Item 10. Recent Sales of Unregistered Securities - Private Placement,” as part of any future financing, we are generally not restricted from issuing additional securities, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities. In particular, we may conduct one or more additional offerings following the closing of the Private Placement and may seek waiver of the lock-up provisions described under “Item 10. Recent Sales of Unregistered Securities - Private Placement” to conduct such offerings. The sale of additional equity or convertible debt may result in additional dilution to our stockholders and such securities may have rights, preferences or privileges senior to those of the common stock. To the extent that we rely upon debt financing, we will incur the obligation to repay the funds borrowed with interest and may become subject to covenants and restrictions that restrict operating flexibility. No assurance can be given that additional equity or debt financing will be available or that, if available, it can be obtained on terms favorable to us or our stockholders. Failure to obtain necessary financing could have a material adverse effect on our business, financial condition and results of operations.

Our board of directors can authorize the issuance of preferred stock, which could diminish the rights of holders of our common stock, and make a change of control of us more difficult even if it might benefit our stockholders.

Our board of directors is authorized to issue shares of preferred stock in one or more series and to fix the voting powers, preferences and other rights and limitations of the preferred stock. Accordingly, we may issue shares of preferred stock with a preference over our common stock with respect to dividends or distributions on liquidation or dissolution, or that may otherwise adversely affect the voting or other rights of the holders of common stock. Issuances of preferred stock, depending upon the rights, preferences and designations of the preferred stock, may have the effect of delaying, deterring or preventing a change of control, even if that change of control might benefit our stockholders.

Anti-takeover provisions under Delaware corporate law may make it difficult for our stockholders to replace or remove our board of directors and could deter or delay third parties from acquiring our Company, which may be beneficial to our stockholders.

We are subject to the anti-takeover provisions of the Delaware General Corporation Law (“DGCL”), including Section 203 of the DGCL. Under these provisions, if anyone becomes an “interested stockholder,” we may not enter into a “business combination” with that person for three (3) years without special approval, which could discourage a third party from making a takeover offer and could delay or prevent a change of control. For purposes of Section 203 of the DGCL, “interested stockholder” means, generally, someone owning fifteen percent (15%) or more of our outstanding voting stock or an affiliate of ours that owned fifteen percent (15%) or more of our outstanding voting stock during the past three (3) years, subject to certain exceptions as described in Section 203 of the DGCL.

Future sales of significant amounts of our common stock may depress our stock price.

Future issuances of our common stock or securities convertible into, or exercisable or exchangeable for, our common stock, or the expiration of lock-up provisions that restrict the issuance of new common stock or the trading of outstanding common stock, could cause the market price of our common stock to decline. We cannot predict the effect, if any, of future issuances of our securities, or the future expirations of lock-up provisions, on the price of our common stock. In all events, future issuances of our common stock would result in the dilution of your holdings. In addition, the perception that new issuances of our securities could occur, or the perception that locked-up parties will sell their securities when the lock-ups expire, could adversely affect the market price of our common stock.

The Securities Purchase Agreement entered into in connection with the Private Placement contains provisions that prevent us, subject to certain exceptions, from offering additional shares of capital stock for up to eighteen (18) months after the closing of the Private Placement, subject to the approval of the Lead Investor, as further described in the section titled “Item 10. Recent Sales of Unregistered Securities—Private Placement.” Further, in connection with the Share Exchange, Private Dror shareholders are subject to the lock-up provisions contained in the Share Exchange Agreement. These lock-up provisions may be waived pursuant to the terms of Securities Purchase Agreement and the Share Exchange Agreement, as applicable. If these restrictions on future offerings and lock-up restrictions are waived, additional shares of our common stock may become available for sale or resale, subject to applicable law, including without notice, which could reduce the market price for our common stock.

Further, a significant percentage of our outstanding common stock is currently owned by a small number of stockholders. These stockholders may sell in the future large amounts of our stock over relatively short periods of time. Sales of substantial amounts of our stock by existing stockholders may adversely affect the market price of our stock by creating the perception of difficulties or problems with our business that may depress our stock price.

Financial, Tax and Accounting Risks

If our goodwill or long-lived assets become impaired, we may be required to record a material charge to earnings.

Under GAAP, we review our goodwill and long-lived asset group for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. Additionally, goodwill must be tested for impairment at least annually. The qualitative and quantitative analysis used to test goodwill are dependent upon various assumptions and reflect management’s best estimates. Changes in certain assumptions, including revenue growth rates, discount rates, earnings multiples and future cash flows may cause a change in circumstances indicating that the carrying value of goodwill or the asset group may be impaired and assessing these assumptions and predicting and forecasting future events can be difficult. Goodwill and purchased assets require periodic fair value assessments to determine if they have become impaired. Consequently, we may be required to record a material charge to earnings in the financial statements during the period in which any impairment of goodwill or long-lived asset group is determined.

Changes in, or interpretations of, accounting rules and regulations, could result in unfavorable accounting charges.

We prepare our consolidated financial statements in conformity with GAAP. These principles are subject to interpretation by the SEC and various bodies formed to interpret and create appropriate accounting policies. A change in these policies or in the way these policies are interpreted by us or regulators could have a material effect on our reported results and may even retroactively affect previously reported financial statements.

We are required to annually assess our internal control over financial reporting and any adverse results from such assessment may result in a loss of investor confidence in our financial reports and adversely affect our stock price.

We are required to furnish in our Form 10-K a report by our management regarding the effectiveness of our internal control over financial reporting that includes, among other things, an assessment of the effectiveness of our internal control over financial reporting as of the end of our fiscal year, including a statement as to whether our internal control over financial reporting is effective. Our internal controls may become inadequate because of changes in personnel, updates and upgrades to existing software, failure to maintain accurate books and records, changes in accounting standards or interpretations of existing standards, and, as a result, the degree of compliance of our internal control over financial reporting with the existing policies or procedures may become ineffective. Establishing, testing and maintaining an effective system of internal control over financial reporting requires significant resources and time commitments on the part of our management and our finance staff, may require additional staffing and infrastructure investments and increases our costs of doing business. If we are unable to assert that our internal control over financial reporting is effective in any future period (or if our auditors are unable to express an opinion on the effectiveness of our internal controls or conclude that our internal controls are ineffective), the timely filing of our financial reports could be delayed or we could be required to restate past reports, and cause us to lose investor confidence in the accuracy and completeness of our financial reports in the future, which could have an adverse effect on our stock price.

Our effective tax rate may vary significantly from period to period.

We operate globally and is subject to taxes in the U.S. and foreign countries. Various internal and external factors may affect our future effective tax rate. These factors include changes in the global economic environment, changes in our legal entity structure or activities performed within our entities, changes in our business operations, changes in tax laws, regulations and/or rates, new or changes to accounting pronouncements, changing interpretations of existing tax laws or regulations, changes in relative proportions of revenues and income before taxes in the various jurisdictions in which we operate that have differing statutory tax rates, changes in overall levels of pretax earnings, the future levels of tax benefits of stock-based compensation, settlement of income tax audits and non-deductible goodwill impairments.

Our effective tax rate is also dependent in part on forecasts of full year results which can vary materially. Furthermore, we may continue to experience significant variation in our effective tax rate related to excess tax benefits on stock-based compensation, particularly in the first quarter of each year when the majority of our equity awards vest.

New tax laws and practices, changes to existing tax laws and practices, or disputes regarding the positions we take regarding tax laws, could negatively affect our provision for income taxes as well as our ongoing operations.

We are subject to tax laws both within and outside of the U.S. requiring significant judgment in determining our worldwide provision for income taxes. Changes in tax laws or changes to how those laws are applied to our business in practice, could affect the amount of tax to which we are subject and the manner in which we operate. Additionally, the Organization for Economic Cooperation and Development’s (“OECD”) Base Erosion and Profit Shifting (“BEPS”) project has resulted in considerable new reporting obligations worldwide as OECD member countries have implemented its guidance. The OECD continues to publish guidance pursuant to the BEPS and other projects which, if adopted by member countries, may affect our tax positions in many of the countries in which we do business.

Moreover, the application of indirect taxes (such as sales and use tax (“SUT”), value-added tax (“VAT”), goods and services tax (“GST”), and other indirect taxes) to our operations is complex and evolving. U.S. states, local and foreign taxing jurisdictions have differing rules and regulations governing differing types of taxes, and these rules and regulations are subject to varying interpretations and exemptions that may change over time. We collect and remit SUT, VAT, GST and other taxes in many jurisdictions and we are routinely subject to audits. We are also routinely subject to audits regarding our tax reporting and remissions by local and national government, and we may also be subject to audits in U.S. states, local and foreign jurisdictions for which we have not accrued tax liabilities. The positions we take regarding taxes as well as the amounts we collect or remit may be challenged and we may be liable for failing to collect or remit all or any portion of taxes deemed owed or the taxes could exceed our estimates. One or more U.S. states or countries may seek to impose incremental or new sales, use, or other tax collection obligations on us or may determine that such taxes should have but have not been paid by us. If we dispute rulings or positions taken by tax authorities, we may incur expenses and expend significant time and effort to defend our positions, which may be costly.

On August 16, 2022, the Inflation Reduction Act of 2022 (“IRA”) was enacted. It contains numerous new U.S. federal tax law provisions, including a corporate alternative minimum tax on adjusted financial statement income and an excise tax on corporate stock repurchases, both effective after December 31, 2022. We continue to evaluate the IRA’s impact to our business, which may be material.

The application of existing, new, or future tax laws, and results of audits, whether in the U.S. or internationally, could harm our business. Furthermore, there have been and will continue to be substantial ongoing costs associated with complying with the various tax requirements and defending our positions in the numerous markets in which we conduct or will conduct business.

Item 2. Financial Information

The information set forth in Item 9.01 of this Report concerning the financial information of the Company and Private Dror is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

This discussion should be read in conjunction with the other sections of this Report, including “Item 1. Business,” “Item 1.A. Risk Factors” and the Financial Statements attached hereto pursuant to Item 9.01 and the related exhibits. The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Report. See “Forward-Looking Statements.” Our actual results may differ materially.

Recent Events

On July 5, 2023, Private Dror entered into the Exchange Agreement with the Company and on August 14, 2023 the Share Exchange was consummated (see “Introductory Note” for a description of the Share Exchange). In connection with this Share Exchange, we succeeded to the business of Private Dror as our sole line of business. The Share Exchange is being accounted for as a recapitalization, with Private Dror deemed to be the accounting acquirer and the Company the acquired company. Accordingly, Private Dror’s historical financial statements for periods prior to the consummation of the Share Exchange have become those of the registrant. Operations reported for periods prior to the Share Exchange are those of Private Dror.

Overview

The Company was incorporated as Novint Technologies, Inc. in the State of New Mexico in April 1999. On February 26, 2002, the Company changed its state of incorporation to Delaware by merging with Novint Technologies, Inc., a Delaware corporation. On August 14, 2023, the Company changed its name from “Novint Technologies, Inc.” to “Dror Ortho-Design, Inc.” Following the Share Exchange, the Company succeeded to the business of Private Dror as its sole line of business.

We have reimagined the way people can correct their smile.

We plan to disrupt the aligner market by offering millions of people a revolutionary alternative. We believe that people do not need to change their lifestyle to correct their smile as they are required to do with existing aligner solutions. Rather, they can get a perfect smile discreetly and hassle-free even while they sleep with our FDA-cleared proprietary solution.

Existing aligner solutions generally share the same treatment principles, which are different from our solution. In most cases, patients seeking to improve their smile need to undergo a 12-to-15 month process of wearing plastic aligners, which need to be worn the entire day and should only be removed while eating or drinking. Patients are prescribed a series of 20 to 30 aligners that are intended to forcefully move teeth progressively closer to their intended final position. This process causes pain every time a new aligner is used and restricts blood circulation, which counterproductively slows down tooth movement. All-day aligner solutions are also intrusive, as patients need to conduct their lives at work or school wearing the plastic aligners. In addition, most existing aligner therapies require multiple visits to an orthodontist to monitor the progress of treatment plans through intraoral scanning, physical examination and patient testimony.

We believe that recent rapid advancements in technology have made traditional aligner solutions no longer the most effective treatment option for smile correction. Our Company has developed a proprietary AI-based platform to correct people’s smiles in a discreet and less painful manner (the “Platform”). The Platform uses only one smart aligner to gently move teeth into their optimum position with pulsating air while the patient is sleeping or at home.

Results of Operations

Comparison of the Three Months Ended March 31, 2023, and the Three Months Ended March 31, 2022

The following table sets forth the results of operations of the Company for the three months ended March 31, 2023 and March 31, 2022:

	Three Months Ended March 31,
	2023	2022	Change $	Change %
Research and development	$240,392	$134,790	$105,602	78%
General and administrative	$228,509	$255,714	$(27,205)	(11%)
Financial (income) expenses, net	$(3,297)	$359	$(3,656)	(1,018%)

Research and development expenses

Research and development expenses were $240,392 for the three months ended March 31, 2023, compared to $134,790 for the three months ended March 31, 2022. The increase in research and development expenses of $105,602 or 78%, was primarily due to increased activities relating to the development of the new product.

General and administrative expenses

General and administrative expenses were $228,509 for the three months ended March 31, 2023, compared to $255,714 for the three months ended March 31, 2022. The decrease in general and administrative expenses of $27,205 or 11%, was primarily due to exchange rate differences on Israeli Shekel based expenses, and decreases in professional fees as well as salaries due to there being one less employee during the three months ended March 31, 2023.

Financial (income) expenses, net

Financial (income) expenses, net was $3,297 of income for the three months ended March 31, 2023, compared to $359 of expenses for the three months ended March 31, 2022. The decrease in financial expenses, net of $3,656 or 1,018%, was primarily due to exchange rate differences resulting from the translation of NIS based assets and liabilities to US dollars.

Comparison of the Year Ended December 31, 2022, and the Year Ended December 31, 2021

The following table sets forth the results of operations of the Company for the years ended December 31, 2022 and December 31, 2021:

	Years Ended December 31,
	2022	2021	Change $	Change %
Research and development	$723,227	$350,930	$372,297	106%
General and administrative	$962,014	$401,901	$560,113	139%
Financial (income) expenses, net	$(1,742)	$72,678	$(74,420)	(102%)
Gain on adjustment of claim estimate	$-	$(391,886)	$391,886	(100%)

Research and development expenses

Research and development expenses were $723,227 for the year ended December 31, 2022, compared to $350,930 for the year ended December 31, 2021. The increase in research and development expenses of $372,297 or 106%, was primarily due to increased activities relating to the development of the new product.

General and administrative expenses

General and administrative expenses were $962,014 for the year ended December 31, 2022, compared to $401,901 for the year ended December 31, 2021. The increase in general and administrative expenses of $560,113 or 139%, was primarily due to having two new senior employees for the full 2022 year, and an increase in professional fees.

Financial expenses, net

Financial expenses, net was $1,742 of income for the year ended December 31, 2022, compared to $72,678 of expenses for the year ended December 31, 2021. The decrease in financial expenses, net of $74,420 or 102%, was primarily due to exchange rate differences resulting from the initial translation to US dollars in 2021.

Gain on adjustment of claim estimate

Gain on adjustment of claim estimate was $0 for the year ended December 31, 2022, compared to $391,886 for the year ended December 31, 2021. The decrease in gain on adjustment of claim estimate of $391,886 or 100%, was due to the Company coming to an agreement with the founders in respect of their claim.

Liquidity and Capital Resources

Sources of Liquidity

The Company does not have revenues to fund operations. The Company anticipates that it will continue to incur significant losses as it continues to develop its product. Historically, our primary source of cash has been proceeds from the sale of equity instruments. During 2021 the Company raised approximately $236 thousand from the exercise of Series A-4 Warrants. In December 2021, the Company raised approximately $3.1 million for the sale of shares of Series A-5 Preferred Stock. The Company intends to raise up to $6 million through the sale of shares in the Company to new investors concurrent with the Share Exchange Agreement, as amended. The Company intends to spend approximately $2.5 million over the next 18 months on software and hardware development as well as the accompanying regulatory approvals and IP protection associated with such software and hardware projects.

The Company will need to raise additional capital to fund operating losses and grow its operations. There can be no assurance however that the Company will be able to raise additional capital when needed, or at terms deemed acceptable, if at all. Such factors raise substantial doubt about the Company’s ability to sustain operations for at least one year from the issuance of these audited financial statements. The accompanying financial statements do not include any adjustments related to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Cash Flows

Three months ended March 31, 2023 and 2022

	Three months ended March 31,
	2023	2022
Cash provided used in
Operating activities	$(793,395)	$(380,603)
Financing activities	—	—
Net decrease in cash and cash equivalents	$(793,395)	$(380,603)

Operating activities

Net cash used in operating activities was $793,395 for the three months ended March 31, 2023 as compared to $380,603 for the three months ended March 31, 2022. The amount for the three months ended March 31, 2023 primarily consisted of a net loss of $465,604 partially offset by non-cash charges of $5,199 (including: depreciation expense of $167 and share-based compensation expense of $5,032), and a decrease in working capital excluding cash of $332,990. The amount for the three months ended March 31, 2022 primarily consisted of a net loss of $390,863, partially offset by non-cash charges of $4,904 (including: depreciation expense of $168 and share-based compensation expense of $4,736), and an increase in working capital excluding cash of $5,356.

Financing activities

During the three months ended March 31, 2023 and 2022, there was no cash provided by or used in financing activities.

Years ended December 31, 2022 and 2021

	Year ended December 31,
	2022	2021
Cash provided by / (used in)
Operating activities	$(1,517,178)	$(805,025)
Financing activities	—	3,319,420
Net increase (decrease) in cash and cash equivalents	$(1,517,178)	$2,514,395

Operating activities

Net cash used in operating activities was $1,517,178 for the year ended December 31, 2022 as compared to $805,525 for the year ended December 31, 2021. The amount in 2022 primarily consisted of a net loss of $1,683,499 partially offset by non-cash charges of $20,578 (including: depreciation expense of $670 and share-based compensation expense of $19,908), and an increase in working capital excluding cash of $145,743. The amount in 2021 primarily consisted of a net loss of $433,623, non-cash charges of $391,358 (including: gain on adjustment of claim estimate of $391,886 partially offset by share-based compensation of $1,414 and depreciation expense of $528), and an increase in working capital excluding cash of $18,542.

Financing activities

During the year ended December 31, 2022, there was no cash provided by or used in financing activities. During the year ended December 31, 2021, cash provided by financing activities totaled $3,319,420 which includes $235,655 in net proceeds from the exercise of Series A-4 Warrants and $3,083,765 from the sale of shares of Series A-5 Preferred Stock.

Off Balance Sheet Transactions and Related Matters

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Estimates

The SEC has defined a company’s critical accounting policies as the ones that are most important to the portrayal of the Company’s financial condition and results of operations and which require the Company to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain.

Based on this definition, we have identified the critical accounting policies and judgments addressed below. We also have other key accounting policies that are significant to understanding our results.

Research and Development

The Company expenses all research and development costs as they are incurred. Research and development includes expenditures in connection with in-house research and development salaries and staff costs, consulting fees, as well as proprietary products and technology.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates or assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could vary from those estimates. Management utilizes various other estimates, including but not limited to determining the ability to continue as a going concern, estimated lives of long-lived assets, the valuation of stock-based compensation, the valuation allowance for deferred tax assets and other contingencies. The results of any changes in accounting estimates are reflected in the financial statements in the period in which the changes become evident. Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the period that they are determined to be necessary.

Recent Accounting Pronouncements

In October 2021, the FASB issued ASU 2021-07—Compensation—Stock Compensation (Topic 718): Determining the Current Price of an Underlying Share for Equity-Classified Share-Based Awards. The measurement objective in Topic 718 for share-based awards is fair value based, and the current price input is measured at fair value. This input is used in determining an award’s fair value. The practical expedient in this Update allows a non-public entity to determine the current price of a share underlying an equity classified share-based award using the reasonable application of a reasonable valuation method. The practical expedient in this Update is effective prospectively for all qualifying awards granted or modified during fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early application, including application in an interim period, is permitted for financial statements that have not yet been issued or made available for issuance as of October 25, 2021. The implementation of this standard did not have a material effect on the Company’s financial statements.

Quantitative and Qualitative Disclosures About Market Risk

Not applicable.

Item 3. Properties

We lease commercial space that has a gross area of approximately 860 square feet at Shatner 3, Jerusalem, Israel. This space is used as an office, production, testing, adjustment and preparation center for the shipment of orthodontic appliances. This space is approved for our activities by the certification body MEDCERT. MEDCERT is one of the largest German Notified Bodies that provides ISO and CE certification. The inspection of our facility is carried out on an annual basis by an auditor on behalf of MEDCERT and includes an inspection of all activities and their adaptation to ISO 13485:2016 certification. We have successfully passed our most recent annual inspection in April 2023.

We also lease a small, approximately 130-square-foot storage facility at Hartom 7, Jerusalem, Israel.

Item 4. Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 14, 2023, following the completion of the Share Exchange and the Private Placement, by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of our common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all directors and executive officers as a group.

Unless otherwise indicated below, beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership percentages set forth in the following table are based on 495,454,546 shares of common stock of the Company outstanding as of August 14, 2023.

Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned		Percent of Class	Pro Forma Number of Shares of Common Stock Beneficial Owned(2)		Pro Forma Percent of Class(3)
5% Stockholders
Orin Hirschmann/AIGH (4)	48,662,500	(5)	9.82%	354,116,885	(6)	23.24%
Congregation Ahavas Tzdokah Vchesed Inc. (7)	61,722,996	(8)	12.46%	61,722,996	(8)	*
Moshe Bodner	—		—	152,321,881	(9)	9.99%

Directors and Executive Officers
Eliyahu (Lee) Haddad	—		—	31,988,572	(10)	*
Moshe Shvets	—		—	95,581,592	(11)	7.30%
Chaim Hurvitz	—		—	76,911,119	(12)	6.49%
Chaim Ravad	—		—	215,094,554	(13)	14.12%
Yehuda Englander	—		—	3,199,225	(14)	*

All Directors and Executive Officers As A Group (5 persons)	—		—	466,411,443		30.17%
*	Represents beneficial ownership of less than 1%.
(1)	Unless otherwise indicated below, the address for each beneficial owner listed is c/o Dror Ortho-Design, Inc., Shatner 3, Jerusalem, Israel.
(2)	The column sets forth beneficial ownership of our Common Stock held by such beneficial owner, after giving to automatic conversion of all shares of Series A Preferred Stock, without regard to beneficial ownership limitations, following the date on which Company reserves sufficient number of shares of Common Stock on behalf of the holders of Series A Preferred Stock.
(3)	The column sets forth the percentage ownership of our Common Stock based on 1,523,608,954 shares of Common Stock of the Company outstanding, after giving pro forma effect to the automatic conversion of all shares of Series A Preferred Stock following the date on which Company reserves sufficient number of shares of Common Stock to effect such conversions.
(4)	Mr. Orin Hirschman has sole voting and dispositive power over shares held by AIGH Investment Partners, LP (“AIGH LP”), and its affiliated entities, AIGH Investment Partners, LLC (“AIGH LLC”), WVP Emerging Manager Onshore Fund, LLC – AIGH Series (“WVP-AIGH”), and WVP Emerging Manager Onshore Fund, LLC – Optimized Equity Series (“WVO-OES”). The principal business address of Mr. Hirschman and each such entity is 6006 Berkeley Avenue, Baltimore, MD 21209.
(5)	Represents (1) 30,000,000 shares of Common Stock held by AIGH LP, (2) 8,662,500 shares of Common Stock held by AIGH LLC, (3) 7,000,000 shares of Common Stock held by WVP-AIGH, and (4) 3,000,000 shares of Common Stock held by WVP-OES.
(6)	Represents (1) 190,000,000 shares of Common Stock held by AIGH LP, (2) 104,116,885 shares of Common Stock held by AIGH LLC, (3) 47,000,000 shares of Common Stock held by WVP-AIGH, and (4) 13,000,000 shares of Common Stock held by WVP-OES. Excludes certain warrants held by AIGH LP, AIGH LLC, WVP-AIGH, and WVP-OES that are not exercisable within 60 days of August 14, 2023 due to beneficial ownership limitations.
(7)	Rabbi Nusyn Pinches Erlich has sole voting and dispositive power over these shares. The address for Congregation Ahavas Tzdokah Vchesed Inc. is 1655 E 24th St, Brooklyn, NY 11229.
(8)	Represents shares of Common Stock.

(9)	Represents 151,187,279 shares of Common Stock and (2) 1,134,602 shares of Common Stock underlying warrants exercisable within 60 days of August 14, 2023, excluding shares of Common Stock underlying warrants that are not exercisable within such time due to beneficial ownership limitations.
(10)	Represents 31,988,572 shares of Common Stock underlying options held by Mr. Haddad exercisable within 60 days of August 14, 2023, excluding shares of Common Stock underlying options that are not yet vested and will not vest within such time.
(11)	Represents 69,162,094 shares of Common Stock held by Mr. Shvets, (2) 7,226,600 shares of Common Stock underlying warrants exercisable within 60 days of August 14, 2023, excluding shares of Common Stock underlying warrants that are not exercisable within such time due to beneficial ownership limitations, and (3) 19,192,898 shares of Common Stock underlying options exercisable within 60 days of August 14, 2023, excluding shares of Common Stock underlying options that are not yet vested and will not vest within such time.
(12)	Represents 59,215,079 shares of Common Stock held by Shirat Hachaim Ltd (“Shirat Hachaim”) and (2) 17,696,040 shares of Common Stock underlying warrants held by Shirat Hachaim exercisable within 60 days of August 14, 2023. Mr. Hurvitz is the sole owner of Shirat Hachaim and has sole voting and dispositive power over shares held by Shirat Hachaim.
(13)	Represents 215,094,554 shares of Common Stock held by Mr. Ravad and excludes shares of Common Stock underlying warrants that are not exercisable within 60 days of August 14, 2023 due to beneficial ownership limitations.
(14)	Represents 3,199,225 shares of Common Stock underlying options held by Mr. Englander exercisable within 60 days of August 14, 2023, excluding shares of Common Stock underlying options that are not yet vested and will not vest within such time..

Item 5. Directors and Executive Officers

The following persons became our directors and executive officers on August 14, 2023, upon the closing of the Share Exchange, and hold the positions set forth opposite their respective names.

Name	Age	Position
Eliyahu (Lee) Haddad	57	Chief Executive Officer and Director
Moshe Shvets	59	Chief Technology Officer and Director
Chaim Hurvitz	63	Director and Chairman of the Board of Directors
Chaim Ravad	58	Director
Yehuda Englander	43	Director

Directors and Executive Officers

Eliyahu (Lee) Haddad

Mr. Haddad has served as our Chief Executive Officer and director since December 2021. Mr. Haddad is a multi-disciplinary finance and technology expert, with extensive senior level operational experience in raising capital, growing complex business models, and guiding startups and later stage companies to successful exits. Prior to his employment at Dror, Mr. Haddad served as Chief Executive Officer of HFT Investments from 2007 through 2021. He also served as a Senior Adviser at Exceed Talent Capital between 2019 and 2023. Over the course of his 30-year career, Mr. Haddad has structured and managed a number of technology and media transactions valued at an aggregate of over $85 billion, including $250 million in transactions within the Israeli high-tech space in AI, medical technology, and cybersecurity. Mr. Haddad received a bachelor’s degree in economics and philosophy from Columbia University, where he was the recipient of the National Science Foundation Award in Theoretical Physics and started his career in the M&A subgroup of Morgan Stanley’s media and technology group for several years. We believe that Mr. Haddad’s extensive business experience qualifies him to serve as a member of our board of directors.

Moshe Shvets

Mr. Shvets has served as a director and as our Chief Technology Officer since July 20, 2020. Mr. Shvets has also served as a Senior Vice President since December 1, 2021. Mr. Shvets is a seasoned senior executive with 25 years of experience in building companies with over €250M yearly revenues that involve complex instrumentation & processes, regulation, software, and global infrastructure. Prior to joining Dror, Mr. Shvets founded and served as a director of BiSec Ltd. from 2015 to 2018. Mr. Shvets has also served as president of OAO Belzan from 2011 to 2013, and president of OAO DZV from 2011 to 2014. Before joining the management team, Mr. Shvets was one of the investors in the Company. Mr. Shvets received a bachelor’s degree from Saint Petersburg State University in Aerospace Instrumentation in 1999. We believe that Mr. Shvets’s extensive experience commercializing new technologies qualifies him to serve as a member of our board of directors.

Chaim Hurvitz

Mr. Hurvitz has served as a director and Chairman of our board of directors since January 17, 2012. Mr. Hurvitz has founded and has served as a chief executive office of C.H. Health, a healthcare focused venture capital firm since May 2011. His investments through CH Health have included several successful exits including the NASDAQ IPOs of Galmed Pharmaceuticals Ltd. (NASDAQ: GLMD) (“Galmed”) and UroGen Pharma Ltd. (NASDAQ: URGN) (“UroGen”). He was previously a member of Teva’s senior management, serving as the President of Teva International Group from 2002 through 2010, Vice-President of Israeli Pharmaceutical Sales from 1999 through 2002 and President and CEO of Teva Pharmaceuticals Europe from 1992 through 1999. Mr. Hurvitz presently serves the chairman of Univo Pharmaceuticals Ltd., the chairman of Shirat Hachaim Ltd., a director of Celexir, a director of Genoscience Pharma S.A.S., and has previously served as the chairman CTG Weld Limited, the chairman of PolyPid Ltd. (NASDAQ: PYPD), as the chairman of Galmed, as a director of UroGen, and as a director of Teva Pharmaceuticals Industries Ltd. (NYSE: TEVA). Mr Hurvitz is also a member of management of the Manufacturers Association of Israel and Head of its Pharmaceutical branch. Mr. Hurvitz received a B.A. in political science and economics from Tel Aviv University in 1985. We believe that Mr. Hurvitz’s extensive management experience in the healthcare industry qualifies him to serve as a member of our board of directors.

Chaim Ravad

Mr. Ravad has served as a director since February 2015. Mr. Ravad has experience in food catering and real estate industries. In his capacity as a director of the Company, Mr. Ravad has served as a major contributor to the development of Dror’s teeth straightening product from its early stages and until receipt of FDA and CE approval and has in the past successfully assisted in securing private investments in the Company. Mr. Ravad is a graduate of Hebron Yeshiva.

Yehuda Englander

Mr. Englander has served as a director since December 6, 2021. Mr. Englander is a co-founder of YYE ALEY SHLECHT ASSETS LTD. and YE RUT Finance Ltd. Prior to that, Mr. Englander led Yehuda Englander Finance Advisory Ltd. for four years. Mr. Englander received a B.A. in Accounting from Lev Academic Center at Jerusalem College of Technology. We believe that Mr. Englander’s extensive investment experience qualifies him to serve as a member of our board of directors.

Involvement in Certain Legal Proceedings

None of the members of the board of directors or executive officers of the Company has, in the last ten years, been involved in any legal proceeding of the type described under Item 401(f) of Regulation S-K.

Item 6. Executive Compensation

Summary Compensation Table

The following table sets forth summary compensation information for the respective fiscal years. For the purpose of this Report, our “named executive officers” are our principal executive officer (“PEO”), Mr. Haddad, and our sole non-PEO executive officer, Mr. Shvets. We provide a description of the employment arrangements with Mr. Haddad and Mr. Shvets, below under “Employment Agreements.” The following table includes all compensation earned by our named executive officers for the respective period, regardless of whether such amounts were actually paid during the period.

Name and principal position	Year	Salary ($)(1)	Bonus ($)	Stock awards ($)	Option awards ($)(2)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Eliyahu (Lee) Haddad	2022	311,990	20,252	-	-	-	-	-	332,242
(Chief Executive Officer and Director)	2021	22,256	-	-	36,047	-	-	-	58,303
Moshe Shvets	2022	200,457	20,203	-	-	-	-	-	220,660
(Chief Technology Officer)	2021	17,988	-	-	21,628	-	-	-	39,616
(1)	Compensation amounts received in non-U.S. currency have been converted into U.S. dollars using the average exchange rate for the applicable year. The average exchange rate for 2022 was 3.359 NIS per dollar and the average exchange rate for 2021 was 3.2318 NIS per dollar.

(2)	In accordance with SEC rules, this column reflects the aggregate fair value of the option awards granted during the respective fiscal year computed as of their respective grant dates in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for share-based compensation transactions. The assumptions made in the valuation of the share-based payments are contained in Note 2 to our financial statements, found elsewhere in this report.

Narrative Disclosure Regarding Summary Compensation Table

Our board of directors reviews compensation annually for all employees, including named executive officers. In making compensation determinations, the board of directors considers compensation for comparable positions in the market and with peer companies, the historical compensation levels of executives, individual performance as compared to the board’s expectations and objectives, the board’s desire to motivate employees to achieve short- and long-term results that are in the best interests of our stockholders and a long-term commitment to the company.

Annual Base Salaries

Base salaries for the executive officers are initially established through arm’s-length negotiations at the time of the executive officer’s hiring, taking into account such executive officer’s qualifications, experience, the scope of his or her responsibilities and competitive market compensation paid by other companies for similar positions within the industry and geography. Base salaries are reviewed periodically, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. In making decisions regarding salary increases, We may also draw upon the experience of members of the board of directors with executives at other companies.

Bonus Compensation

Our named executive officers are not eligible to receive a discretionary annual bonus based on individual and company performance.

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align our interests and those of our stockholders with those of our employees and consultants, including our named executive officers. We have historically used stock options as incentives for long-term compensation to the named executive officers as the return on such awards is tied to an increase in our stock price. We may grant equity awards at such times as our board of directors determines appropriate in their discretion. Additional grants may occur periodically in order to incentivize executives with respect to achieving certain corporate goals or to reward them for exceptional performance. See “Outstanding Equity Awards at Fiscal Year-End” below for additional information regarding outstanding equity awards held by our named executive officers as of December 31, 2022.

Employment Agreements

Eliyahu (Lee) Haddad

On December 6, 2021, Private Dror entered into an employment agreement (the “Haddad Employment Agreement”) with Mr. Haddad to serve as Private Dror’s chief executive officer. Pursuant to this employment agreement, Mr. Haddad is entitled to a monthly salary (including all social benefit payments provided under Israeli law) of $22,256. Mr. Haddad is also entitled to an annual bonus based on achievement of objectives and board of directors’ approval. In connection with his employment agreement, Mr. Haddad was granted options to purchase five percent (5%) of the fully diluted Ordinary Shares of the Company issued and issuable on the date of the employment agreement, which options shall vest in three tranches on the first, second, and third anniversary of the date of the employment agreement. The options are subject to accelerated vesting upon the achievement of certain performance milestones by the Company. The Company cannot terminate Mr. Haddad’s employment not for “cause,” and in circumstances constituting “cause,” the Company may terminate the agreement effective immediately. Mr. Haddad can terminate the agreement for convenience upon 30 days written notice, and may terminate the agreement immediately for “good reason.” If Mr. Haddad’s employment is terminated without cause, or Mr. Haddad resigns for good reason, he is entitled to twelve month’s salary.

Following the closing of the Share Exchange, the board of directors appointed Mr. Haddad to the office of Chief Executive Officer on the terms of the Haddad Employment Agreement.

This summary description of Mr. Haddad’s employment agreement is qualified in its entirety by reference to such employment agreement, as amended, attached hereto as Exhibit 10.1.

Moshe Shvets

On January 26, 2022, Private Dror entered into an employment agreement (the “Shvets Employment Agreement”) with Mr. Shvets to serve as Private Dror’s Senior Vice President, effective as of December 1, 2021. Mr. Shvets was named Chief Technology Officer as of July 20, 2020. Pursuant to his employment agreement, Mr. Shvets is entitled to a monthly gross salary of NIS 32,000. Mr. Shvets is also entitled to certain social and fringe benefits as set forth in the employment agreement. In connection with his employment agreement, Mr. Shvets was granted options to purchase three percent (3%) of the fully diluted Ordinary Shares of the Company issued and issuable on the date of the employment agreement, which options shall vest in three tranches on the first, second, and third anniversary of the date of the employment agreement. The options are subject to accelerated vesting upon the achievement of certain performance milestones by the Company. Mr. Shvets’ employment can be terminated by either party for convenience upon 30 days written notice.

Following the closing of the Share Exchange, the board of directors appointed Mr. Shvets to the office of Chief Technology Officer on the terms of the Shvets Employment Agreement.

This summary description of Mr. Shvets’ employment agreement is qualified in its entirety by reference to such employment agreement, as amended, attached hereto as Exhibit 10.2.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding outstanding equity awards held by the Company’s named executive officers as of December 31, 2022. Information in this table has been adjusted to give pro forma effect to the Share Exchange.

Name	Option awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Eliyahu (Lee) Haddad (Chief Executive Officer and Director)	31,988,572 (1)	63,977,143 (1)	—	$0.0038480	September 19, 2032
Moshe Shvets (Chief Technology Officer and Director)	19,192,898 (2)	38,385,796 (2)	—	$0.0038480	September 19, 2032
(1)	On December 6, 2021, Mr. Haddad was granted options to purchase up to 26,097 ordinary shares of Private Dror at an exercise price of $14.15 per ordinary share. At the time of the Share Exchange, these options were exchanged for options to purchase up to 95,965,715 shares of Common Stock at an exercise price of approximately $0.0038480 per share. These options vest in three tranches on the first, second, and third anniversary of the employment start date. The options are subject to accelerated vesting upon the achievement of certain performance milestones by the Company.
(2)	On December 1, 2021, Mr. Shvets was granted options to purchase up to 15,658 ordinary shares of Private Dror at an exercise price of $14.15 per ordinary share. At the time of the Share Exchange, these options were exchanged for options to purchase up to 57,578,694 shares of Common Stock at an exercise price of approximately $0.0038480 per share. These options vest in three tranches on the first, second, and third anniversary of the employment start date. The options are subject to accelerated vesting upon the achievement of certain performance milestones by the Company.

Equity Incentive Plans

2021 Share Incentive Plan

Private Dror previously adopted the Dror 2021 Share Incentive Plan (the “2021 Plan”), which provides for the granting of stock options, restricted stock, restricted stock units, and other stock-based awards to employees, directors, officers, consultants, and advisors of Private Dror or its affiliates. Under the 2021 Plan, 51,482 ordinary shares of Private Dror were initially reserved for issuance as awards, and stock options covering up to 44,365 ordinary shares of Private Dror (which were exchanged for stock options covering approximately 163,142,084 shares of Common Stock in connection with the Share Exchange) are outstanding as of the date hereof. No other type of equity award is currently outstanding under the 2021 Plan. As further described below, upon the closing of the Share Exchange, any stock options outstanding under the 2021 Plan will be converted into stock options under the Dror Ortho-Design, Inc. 2023 Long-Term Incentive Plan (the “2023 Plan”). The 2021 Plan is filed as Exhibit 10.9 to this Current Report on Form 8-K.

2023 Long-Term Incentive Plan

On August 14, 2023, our board of directors and stockholders adopted and approved the 2023 Plan. Under the 2023 Plan, we reserved 235,958,571 shares of our common stock for issuance as awards to key employees, key contractors, and non-employee directors of the Company and its subsidiaries, of which 100% may be delivered pursuant to incentive stock options. The 2023 Plan is filed as Exhibit 10.10 to this Current Report on Form 8-K.

The 2023 Plan currently consists of the primary plan document that governs all awards granted under the 2023 Plan for eligible U.S. employees, contractors, and non-employee directors who are subject to U.S. income taxation and a sub-plan annex designated for the purpose of grants of equity awards to eligible Israeli employees, officers, and contractors of the Company and its affiliates who are subject to Israeli income taxation.

Upon the closing of the Share Exchange, we became the sponsor of the 2021 Plan, and all outstanding stock option awards previously granted under the 2021 Plan will be converted into awards under the 2023 Plan. Thus, all outstanding options to purchase ordinary shares of Dror (which are converted into options to purchase shares of common stock of the Company pursuant to the Exchange Agreement, as amended) will be converted to options to purchase shares of common stock of the Company.

The purpose of the 2023 Plan is to provide an incentive to attract and retain the services of key employees, key contractors, and non-employee directors of the Company and its subsidiaries and to provide such persons with a proprietary interest in the Company through the granting of awards. The 2023 Plan will be administered by our board of directors or a committee of the board of directors (the “Committee”) consisting of two or more members. At any time there is no Committee to administer the 2023 Plan, any reference to the Committee is a reference to the board of directors. The Committee will determine the persons to whom awards are to be made, determine the type, size and terms of awards, interpret the 2023 Plan, establish and revise rules and regulations relating to the 2023 Plan, and make any other determinations that it believes necessary for the administration of the 2023 Plan. The Committee may delegate certain duties to one or more officers of the Company as provided in the 2023 Plan. Unless terminated earlier by our board of directors, the 2023 Plan will expire on August 14, 2033. No awards may be made under the 2023 Plan after its expiration date, but awards made prior thereto may extend beyond that date.

The 2023 Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards which may be granted singly, in combination, or in tandem, and which may be paid in cash or shares of the Company’s common stock. Awards granted pursuant to the 2023 Plan will be evidenced by a written award agreement. The Committee will determine the terms of each award at the time of grant, including, without limitation, the number of shares subject to such award, the term of the award, the exercise price to be paid for the award (if applicable), the vesting and forfeiture conditions, the methods by or forms in which shares will be delivered to participants, the price to be paid for the award (if any), and any other terms and conditions applicable to such award.

To date, no awards have been granted pursuant to the 2023 Plan, other than the awards that were previously granted pursuant to the 2021 Plan and will be converted into an award under the 2023 Plan, as described above.

The board of directors may, at any time and from time to time, without the consent of the participants, alter, amend, revise, suspend or discontinue the 2023 Plan in whole or in part; provided, however, that (i) no amendment that requires shareholder approval in order for the 2023 Plan and any awards granted thereunder to continue to comply with Sections 421 and 422 of the Code (including any successors to such sections, or other applicable law) or any applicable requirements of any securities exchange or inter-dealer quotation system on which the Company’s common stock is listed or traded, shall be effective unless such amendment is approved by the requisite vote of the Company’s shareholders entitled to vote on the amendment; and (ii) unless required by law, no action by the board of directors regarding amendment or discontinuance of the 2023 Plan may adversely affect any rights of any participant or obligations of the Company to any participant with respect to any outstanding award under the 2023 Plan without the consent of the affected participant.

Commitments to Grant Stock Options

In addition to the stock option awards to be granted in substitution of stock options currently outstanding under the 2021 Plan, we currently have a commitment to issue options to purchase up to 0.5% of the outstanding shares of common stock to Mr. Haddad, contingent on the Company achieving certain market capitalization targets. We anticipate issuing these options pursuant to the 2023 Plan following the closing of the Share Exchange.

Director Compensation

The following table presents the total compensation for each person who served as a non-employee member of our board of directors during the fiscal year ended December 31, 2022. Other than as set forth in the table and described more follow below, and as set forth in the Summary Compensation Table with respect to our employee directors, we did not pay any compensation to, reimburse any expense of, make any equity awards or non-equity awards to, or pay any other compensation to any of the other members of our board of directors in 2022.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)(1)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Chaim Hurvitz	—	—	—	—	—	—	—
Chaim Ravad	—	—	—	—	—	—	—
Yehuda Englander (2)	9,381	—	3,605	—	—	—	9,986
(1)	In accordance with SEC rules, this column reflects the aggregate fair value of option awards granted during the fiscal year ended December 31, 2022, computed as of their respective grant dates in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for share-based compensation transactions. The assumptions made in the valuation of the share-based payments are contained in Note 2 to our financial statements, found elsewhere in this report.

(2)	On June 1, 2022, Private Dror entered into a consulting agreement (the “Englander Consulting Agreement”) with Mr. Englander, pursuant to which, in consideration for certain financial and strategic consulting services, Mr. Englander receives a cash fee of NIS 3,500 + VAT each month and was also granted with options to purchase 2,610 Ordinary Shares of Private Dror, which options were exchanged for options to purchase 9,597,675 shares of Common Stock in connection with the Share Exchange and shall vest in three tranches on the first, second, and third anniversary of the date of the consulting agreement. The options are subject to accelerated vesting upon an exit event.

Securities Authorized for Issuance under Equity Compensation Plans

The table below sets forth certain information as of December 31, 2022 regarding the shares of our common stock available for grant or granted under stock option plans and other compensation arrangements that (i) were adopted by our stockholders and (ii) were not adopted by our stockholder.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in common)
Equity Compensation plans approved by stockholders (1)	163,142,084	$0.0038480	26,171,130
Equity Compensation plans not approved by stockholders	—	—	—
Total	163,142,084	$0.0038480	26,171,130
(1)	Represents shares approved for issuance under the 2021 Plan. All information in this table has been adjusted to give effect to the Share Exchange.

Item 7. Certain Relationships and Related Transactions, and Director Independence

In addition to the compensation arrangements discussed under “Item 6. Executive Compensation”, the following is a description of transactions since January 1, 2021 to which we have been a party, in which the amount involved exceeds or will exceed the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or beneficial owners of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest. We also describe below certain other transactions with our directors, executive officers and stockholders.

We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates are approved by our audit committee and a majority of the members of our board of directors, including a majority of the independent and disinterested members of our board of directors, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into separate indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our Amended and Restated Certificate of Incorporation (the “Amended Charter”) and our Amended and Restated Bylaws (the “Amended Bylaws”). Each indemnification agreement provides for indemnification and advancement by the Company of certain expenses and costs relating to claims, suits, or proceedings arising from service to the Company or, at its request, service to other entities to the fullest extent permitted by applicable law. We also maintain directors’ and officers’ liability insurance.

Code of Ethics

We intend to adopt a code of ethics that applies to our officers, directors and employees, including our principal executive officer and principal accounting officer, but have not done so to date due to our relatively small size. We intend to adopt a written code of ethics in the near future.

Board Committees

We expect our board of directors, in the future, to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee. We intend to appoint such persons to committees of the board of directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we elect to seek a listing on a national securities exchange. In addition, we intend that a majority of our directors will be independent directors, of which at least one director will qualify as an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-K, as promulgated by the SEC. We do not currently have an “audit committee financial expert” since we currently do not have an audit committee in place.

Director Independence

Our common stock is quoted on the OTC Pink Market operated by the OTC Markets Group Inc., which does not have director independence requirements. We also have not established our own definition for determining whether our director and nominees for directors are “independent” nor have we adopted any other standard of independence employed by any national securities exchange.

Committees of the Board of Directors

The Company does not presently have a separately designated standing audit committee, compensation committee, nominating committee, executive committee, or any other committees of our board of directors. The functions of those committees are undertaken by our board of directors.

Item 8. Legal Proceedings

From time to time, we may be involved in litigation that arises through the normal course of business. As of the date of this filing, we are not a party to any material litigation nor are we aware of any such threatened or pending litigation.

There are no proceedings in which any of our directors, officers or affiliates or any registered or beneficial stockholders is an adverse party or has a material interest adverse to our interest.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

Our common stock is currently approved for quotation on the OTC Pink Market under the symbol NVNT. We have notified OTC of our name change and will obtain a new symbol. As soon as practicable, and assuming we satisfy all necessary initial listing requirements, we intend to apply to have our common stock listed for trading on The Nasdaq Stock Market, although we cannot be certain that any such application will be approved.

The following table sets forth the high and low sale prices for our common stock for the periods indicated as reported by OTC. The high and low prices reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Quarter Ended	High	Low
March 31, 2023	$0.04475	$0.0085
December 31, 2022	$0.0275	$0.009
September 30, 2022	$0.054	$0.0211
June 30, 2022	$0.074	$0.036
March 31, 2022	$0.1326	$0.035
December 31, 2021	$0.1349	$0.0811
September 30, 2021	$0.15	$0.0801
June 30, 2021	$0.34	$0.107
March 30, 2021	$0.58	$0.0475

Holders

As of August 14, 2023, the Company had 495,454,546.00 shares of Common Stock issued and outstanding held of record by 227 holders.

Dividends

The Company has not paid any cash dividends on shares of common stock to date. It is the present intention of the Company’s board of directors to retain future earnings for the development, operation, and expansion of its business, and the Company’s board of directors does not anticipate declaring or paying any cash dividends for the foreseeable future. The payment of dividends is within the discretion of the Company’s board of directors and will be contingent upon the Company’s future revenues and earnings, as well as its capital requirements and general financial condition, and we can give no assurances that we will ever have excess funds available to pay dividends.

Item 10. Recent Sales of Unregistered Securities

Private Placement

The information set forth in the “Introductory Note” describing the Private Placement Shares and the Private Placement Warrants is hereby incorporated by reference.

Sales by Dror Ortho-Design, Inc. (formerly known as Novint Technologies, Inc.)

On August 14, 2023, pursuant to the Share Exchange Agreement, we issued 7,576,999 shares of Series A Preferred Stock and 106,782,187 shares of Common Stock to the shareholders of Private Dror in exchange for all of the issued and outstanding capital stock of Private Dror. In addition, in connection with the Share Exchange, we assumed (i) 133,206 Series A-4 Warrants that were converted into newly issued Private Placement Warrants to purchase up to 944,379,881 shares of our Common Stock at an exercise price of $0.033 per share and (ii) options to purchase up to 48,835 ordinary shares of Private Dror with a weighted average exercise price of $12.86 that were converted into options to purchase up to 179,579,481 shares of our common stock with a weighted average exercise price of $0.003496 per share. The securities issued in the Share Exchange were not registered under the Securities Act, or the securities laws of any state, and were offered and sold pursuant to the exemption from registration under the Securities Act provided by either Regulation S under the Securities Act or Section 4(2) and Regulation D (Rule 506) under the Securities Act.

In connection with the Share Exchange, certain shareholders of Private Dror entered into Lock-Up Agreements (the “Lock-Up Agreements”) with the Company. Under the Lock-Up Agreements, each such shareholder agreed to not offer, sell, contract to sell, lend, hypothecate, pledge or otherwise dispose of the shares received by such shareholder in connection with the Share Exchange. The Lock-Up Agreements contain certain customary exceptions, including transfers as bona fide gifts, transfers between immediate family members not involving a disposition for value, and transfers by will or intestate succession. The Lock-Up Agreements will remain in effect until the sooner of (i) twenty-four (24) months after the closing date of the Share Exchange, and (ii) twelve (12) months after the Parent’s Common Stock is listed for trading on any of the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange, or their respective successors.

Sales by Dror Ortho-Design Ltd.2

Series C-2 Shares

On May 24, 2020, Private Dror entered into a Share Purchase Agreement with accredited investors, pursuant to which Private Dror issued a total of 5,216 Preferred C-2 Shares, against an aggregated investment amount of $350,000. In addition, each investor received 5 warrants to purchase Preferred C-2 Shares for each Preferred C-2 Share purchased by such investor. The securities sold were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Regulation S under the Securities Act or under Section 4(2) of the Securities Act regarding transactions not involving a public offering.

On September 16, 2020, Private Dror entered into a Share Purchase Agreement with an accredited investor, pursuant to which Private Dror issued 2,514 Preferred C-2 Shares against an investment amount of $168,689.40. In addition, the investor received 5 warrants to purchase Preferred C-2 Shares for each Preferred C-2 Share purchased. The securities sold were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Regulation S under the Securities Act or under Section 4(2) of the Securities Act regarding transactions not involving a public offering.

2 NTD: Additional sales by Dror of unregistered securities, if any, should be added to this section.

Series A-5 Preferred Shares

On December 6, 2021, Private Dror entered into a Share Purchase Agreement with accredited investors, pursuant to which Private Dror issued a total of 77,873 Preferred A-5 Shares, against an aggregated investment amount of $3,150,000 ($150,000 of which was provided prior to the financing in the form of a convertible security). The securities sold were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Regulation S under the Securities Act or under Section 4(2) of the Securities Act regarding transactions not involving a public offering.

Issuances to Consultants

On December 6, 2021, Private Dror entered into a consulting agreement with Yaakov Bodner, pursuant to which, in consideration for certain business development and investor relations services to be provided by Mr. Bodner for a period of twelve (12) months thereafter, Mr. Bodner was issued 3,708 Ordinary Shares of Private Dror and was assigned 5,098 Series A-4 Warrants from other warrant holders.

On June 1, 2022, Private Dror entered into the Englander Consulting Agreement, pursuant to which, in consideration for certain financial and strategic consulting services, Private Dror granted to Mr. Englander options to purchase 2,610 Ordinary Shares of Private Dror, with an exercise price of $14.15 per Ordinary Share, which options shall vest in three tranches on the first, second, and third anniversary of the date of the Englander Consulting Agreement. The options are subject to accelerated vesting upon an exit event.

Item 11. Description of Securities

The following is a summary description of our capital stock and certain provisions under the laws of the State of Delaware where the Company was incorporated. The foregoing description or our capital stock does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended Charter, which is filed as Exhibit 3.1 hereto, and the complete text of the Amended Bylaws, which is filed as Exhibit 3.2 hereto.

Authorized Capital Stock

We have authorized 512,500,000 shares of capital stock, par value $0.0001 per share, of which 500,000,000 are shares of common stock and 12,500,000 are shares of “blank check” preferred stock.

Capital Stock Issued and Outstanding

After giving effect to the Share Exchange and the Private Placement, we have issued and outstanding securities on a fully diluted basis as follows:

•	495,454,546 shares of common stock, held by approximately 227 stockholders of record;
•	11,940,969.50 shares of preferred stock;
•	outstanding options to purchase up to an aggregate of 179,579,481 shares of common stock with a weighted average exercise price of approximately $0.003496 per share; and
•	warrants to purchase up to an aggregate of 946,652,602 shares of common stock with a weighted average exercise price of approximately $0.033 per share, of which warrants to purchase 456,818,176 shares of common stock were issued to investors in the Private Placement at an exercise price of $0.033 per share.

Common Stock

Pursuant to our Amended Charter, holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock have no cumulative voting rights. All shares of our common stock validly authorized and issued, fully paid and nonassessable.

Holders of our common stock have no preemptive, redemption, conversion or subscription rights. No sinking fund provisions are applicable to our common stock. Upon liquidation, dissolution or winding-up, holders of our common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of our assets which are legally available. Such dividends, if any, are payable in cash, in property or in shares of capital stock.

A majority of the shares entitled to vote represented in person or by proxy will constitute a quorum for the transaction of business at any meeting of our stockholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter will be the act of the stockholders unless the vote of a greater number or class voting is required under applicable law.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 12,500,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges, and relative participating, optional, or special rights as well as the qualifications, limitations, or restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, and liquidation preferences, any or all of which may be greater than the rights of the common stock. Our board of directors, without stockholder approval, can issue convertible preferred stock with voting, conversion, or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change of control or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock, and may adversely affect the voting and other rights of the holders of common stock.

Series A Preferred Stock

On August 11, 2023, we filed a Certificate of Designation of Preferences, Rights and Limitations with the Secretary of State of the State of Delaware designating 12,500,000 shares out of the authorized but unissued shares of its preferred stock as Series A Preferred Stock with a stated value of $1.10 per share (the “Certificate of Designation”). There are 11,940,969.50 shares of Series A Preferred Stock issued and outstanding. The following a summary of the principal terms of the Series A Preferred Stock as set forth in the Certificate of Designation is qualified in its entirety by reference to, the Certificate of Designation, which is attached hereto as Exhibit 3.2.

Dividends

The holders of Series A Preferred Stock will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of common stock, when and if actually paid.

Voting Rights

The shares of Series A Preferred Stock have no voting rights. As long as any shares of Series A Preferred Stock are outstanding, we may not, without the approval of a majority of the then outstanding shares of Series A Preferred Stock (a) alter or change the powers, preferences or rights given to the Series A Preferred Stock, (b) alter or amend our amended and restated certificate of incorporation, the Series A Certificate of Designation, or our amended and restated bylaws in such a manner so as to materially adversely affect any rights given to the Series A Preferred Stock, (c) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined below) senior to the Series A Preferred Stock, or (d) enter into any agreement to do any of the foregoing.

Liquidation

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the then holders of the Series A Preferred Stock are entitled to receive out of the assets available for distribution to stockholders of the Company the same amount that a holder of common stock would receive if the Series A Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to common stock which amounts shall be paid pari passu with all holders of common stock.

Conversion

The Series A Preferred Stock is convertible into common stock at any time at a conversion price of $0.011, subject to adjustment for certain anti-dilution provisions set forth in the Series A Certificate of Designation (the “Series A Conversion Price”). Upon conversion the shares of Series A Preferred Stock will resume the status of authorized but unissued shares of preferred stock of the Company.

Conversion at the Option of the Holder

The Series A Preferred Stock is convertible at the then-effective Series A Conversion Price at the option of the holder at any time and from time to time.

Automatic Conversion

On the trading day immediately following any day the Company is able to satisfy some or all of its reservation requirements pursuant to the Certificate of Designation (the “Automatic Conversion Time”), all, but not less than all, of the outstanding shares of Series A Preferred Stock for which common stock has been reserved will automatically convert, without any action on the part of the holder thereof and without payment of any additional consideration, into that number of shares of reserved common stock, determined by dividing the stated value of such share of Series A Preferred Stock by the Series A Conversion Price. The Company will provide prompt written notice to the holders of Series A Preferred Stock of the Automatic Conversion Time on the trading day immediately following the Automatic Conversion Time.

Beneficial Ownership Limitation

The Series A Preferred Stock cannot be converted to common stock if the holder and its affiliates would beneficially own more than 4.99% (or 9.99% at the election of the holder) of the outstanding common stock. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Preemptive Rights

No holders of Series A Preferred Stock will, as holders of Series A Preferred Stock, have any preemptive rights to purchase or subscribe for common stock or any of our other securities.

Redemption

The shares of Series A Preferred Stock are not redeemable by the Company.

Negative Covenants

As long as any shares of Preferred Stock are outstanding, unless the holders of more than 50% in stated value of the then outstanding shares of Preferred Stock shall have otherwise given prior written consent the Company shall not, subject to certain exceptions, (a) enter into, create, incur, assume, guarantee or suffer to exist any indebtedness, (b) enter into, create, incur, assume or suffer to exist any liens, (c) amend its organizational documents in any manner that materially and adversely affects any rights of the holders, (d) repay, repurchase or offer to repay, repurchase or otherwise acquire any shares of its common stock, common stock equivalents or junior securities, (e) enter into any transaction with any affiliate of the Company which would be required to be disclosed in any public filing with the SEC, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company, (f) declare or pay a dividend on junior securities or (g) enter into any agreement with respect to any of the foregoing.

Trading Market

There is no established trading market for any of the Series A Preferred Stock, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Series A Preferred Stock on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Series A Preferred Stock will be limited.

Private Placement Warrants

In connection with the Private Placement, on August 14, 2023, we issued to holders of Series A-4 Warrants and to the Private Placement Investors five-year warrants (the “Private Placement Warrants”) to purchase up to an aggregate of 456,818,176.00 shares of common stock at an exercise price of $0.033 per share. We are prohibited from effecting the exercise of any Private Placement Warrant to the extent that as a result of such exercise the holder of the exercised Private Placement Warrant beneficially owns more than 4.99% in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of our common stock upon the exercise of the Private Placement Warrant. The Private Placement Warrants contain provisions that protect their holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits and other similar events.

If at the time of a Private Placement Warrant’s exercise there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock underlying the Private Placement Warrant, then the holder will have the right to exercise the Private Placement Warrant by means of a cashless exercise. In addition, if (i) the volume-weighted average price of our common stock for 20 consecutive trading days is at least 300% of the exercise price of the Private Placement Warrants, (ii) the dollar trading volume of our common stock for each trading day within such 20-day trading period equals or exceeds $500,000, (iii) a registration statement providing for the resale of the Private Placement Shares is effective and such registration statement has been effective for six (6) months, (iv) the holder of the Private Placement Warrant is not in possession of any information provided by the Company that constitutes material nonpublic information and (v) the Company has not breached any of the terms of the Transaction Documents (regardless of if such breach has been cured), then we may redeem the Private Placement Warrants at a price of $0.001 per Private Placement Warrant up to one-half, in the aggregate, of the Private Placement Warrants upon not less than 20 days’ prior written notice of redemption to each holder, subject to certain customary restrictions.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our company’s management. In addition, our board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the DGCL and subject to any limitations set forth in our Amended Charter. The purpose of authorizing our board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

Dividend Policy

We currently intend to use all available funds to develop our business and do not anticipate that we will pay dividends in the future. We can give no assurances that we will ever have excess funds available to pay dividends.

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, Bylaws and the DGCL

Charter and Bylaws

Provisions of our Amended Charter and Amended Bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Amended Charter and Amended Bylaws:

•	permit our board of directors to issue up to 12,500,000 shares of preferred stock, without further action by the stockholders, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control; and
•	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

Delaware Law

We are subject to Section 203 of the DGCL. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66⅔% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, or controlling, or controlled by, the entity or person. The term “owner” is broadly defined to include any person that, individually, with or through that person’s affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote the stock under any agreement or understanding, or has an agreement or understanding with the beneficial owner of the stock for the purpose of acquiring, holding, voting or disposing of the stock.

The restrictions in Section 203 do not apply to corporations that have elected, in the manner provided in Section 203, not to be subject to Section 203 of the DGCL or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. Our Amended Charter and Amended Bylaws do not opt out of Section 203.

Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Item 12. Indemnification of Directors and Officers

Charter; Bylaws

Article VII of the Amended Charter and Article X of the Amended Bylaws provide that the Company shall indemnify its officers and directors to the fullest extent allowed by law. In addition, Article VI of the Amended Charter provides that, director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174b of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit.

Delaware Law

Section 145 of the DGCL permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or agent of the corporation or another enterprise if serving at the request of our company. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Item 13. Financial Statements and Supplementary Data

The information set forth in Item 9.01 of this Report concerning the financial information of the Company and Private Dror is incorporated herein by reference.

Item 15. Financial Statements and Exhibits

The information set forth in Item 9.01 of this Report is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 2.01 of this Report, under the heading “Item 10. Recent Sales of Unregistered Securities” is incorporated by reference into this Item 3.02.

Item 3.03	Material Modifications to Rights of Security Holders

The information set forth under Item 5.03 of this Report is incorporated by reference into this Item 3.03.

Item 4.01	Changes in Registrant’s Certifying Accountant.

The information set forth under Item 2.01 of this Report, under the heading “Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure” is incorporated by reference into this Item 4.01.

Item 5.01	Changes in Control of Registrant.

The information set forth in the “Introductory Note” and under Item 2.01 of this Report is incorporated by reference into this Item 5.01.

As a result of the consummation of the Share Exchange, and after the conversion of the shares of Series A Preferred Stock issued in connection therewith, (1) the composition of the Board will have changed such that fewer than a majority of the directors will have been directors immediately prior to such change and (2) the voting securities of the Company outstanding immediately prior thereto will represent less than fifty percent (50%) of the total voting power represented by the voting securities of the Company. As a result, there has been a change in control of the Company.

Except as otherwise described above and under Item 1.01, there are no arrangements or understandings among the members of both the former and new control groups and their associates with respect to election of directors or other matters. We are not aware of any other arrangements that might result in a change of control in the future.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations and Appointments of Directors and Officers

The information set forth (1) in the “Introductory Note” under the heading “Changes to the Board of Directors and Executive Officers,” (2) under Item 2.01 of this Report, under the heading “Item 6. Executive Compensation—Employment Agreements” concerning the employment agreements of our executive officers and (3) under Item 2.01 of this Report, under the heading “Item 7. Certain Relationships and Related Transactions, and Director Independence—Indemnification Agreements and Directors’ and Officers’ Liability Insurance” concerning the indemnification agreements with our directors and executive officers are hereby incorporated by reference into this Item 5.02.

2023 Equity Incentive Plan

The information set forth under Item 2.01 of this Report, under the heading “Item 6. Executive Compensation—Equity Incentive Plans” is incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 2.01 of this Report, under the heading “Item 11. Description of Securities” is incorporated by reference into this Item 5.03.

Amended Charter

On August 14, 2023, the Company filed the Amended Charter with the Secretary of State of the State of Delaware. The key amendment included in the Amended Charter was the change to the name of the Company to “Dror Ortho-Design, Inc.”

The foregoing description of the Amended Charter does not purport to be complete and is qualified entirely by reference to the full text of the Amended Charter, which is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 5.06	Change in Shell Company Status.

Following the consummation of the Share Exchange described under Item 2.01 of this Report, we believe that we are not a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. The information contained in this Report constitutes the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired. In accordance with 9.01(a):
i.	audited financial statements of Private Dror as of, and for the years ended, December 31, 2022 and 2021, and the related notes and the related independent auditors’ report thereon, are filed with this Report as Exhibit 99.1.
ii.	unaudited financial statements of Private Dror as of, and for the three months ended, March 31, 2023 and 2022, and the related notes, are filed with this Report as Exhibit 99.2.
(b)	Pro Forma Financial Information. In accordance with Item 9.01(b):
i.	unaudited pro forma condensed combined financial statements as of, and for the year ended, December 31, 2022, and for the three months ended, March 31, 2023, are filed with this Report as Exhibit 99.3.
(d)	Exhibits. The following exhibits are filed with this Report.
Exhibit No.	Description
2.1*	Share Exchange Agreement, dated July 5, 2023, by and among the Company, Dror Ortho-Design Ltd., and certain shareholders of Dror Ortho-Design Ltd.
2.2*	Amendment to the Share Exchange Agreement, dated August 14, 2023, by and among the Company, Dror Ortho-Design Ltd., and certain shareholders of Dror Ortho-Design Ltd.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Dror Ortho-Design, Inc.
3.2	Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock
3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.5 to the Company’s Current Report on Form 8-K, filed with the Commission on March 1, 2007)
4.1*	Form of Class A Common Stock Purchase Warrant
10.1+*	Employment Agreement, dated December 6, 2021, between the Company and Eliyahu (Lee) Haddad
10.2+*	Employment Agreement, dated January 26, 2022, between the Company and Moshe Shvets
10.3+*	Indemnification Agreement, dated December 6, 2021, between Dror Ortho-Design Ltd. and Eliyahu (Lee) Haddad
10.4+*	Indemnification Agreement, dated December 6, 2021, between Dror Ortho-Design Ltd. and Moshe Shvets
10.5+*	Indemnification Agreement, dated December 6, 2021, between Dror Ortho-Design Ltd. and Chaim Hurvitz
10.6+*	Indemnification Agreement, dated December 6, 2021, between Dror Ortho-Design Ltd. and Chaim Ravad
10.7+*	Indemnification Agreement, dated December 6, 2021, between Dror Ortho-Design Ltd. and Yehuda Englander
10.8+*	Consulting Agreement, dated December 6, 2021, between Dror Ortho-Design Ltd. and Yaacov Bodner
10.9+*	2021 Share Incentive Plan
10.10+*	2023 Long-Term Incentive Plan
10.11*	Securities Purchase Agreement, dated August 14, 2023, between the Company and certain purchasers identified therein
10.12*	Registration Rights Agreement, dated August 14, 2023, between the Company and certain purchasers identified therein
10.13*	Form of Lock-Up Agreement
99.1	Dror Ortho-Design Ltd. financial statements for the fiscal years ended December 31, 2022 and 2021
99.2	Dror Ortho-Design Ltd. financial statements for the three months ended March 31, 2023 and 2022
99.3	Unaudited pro forma condensed combined financial statements as of December 31, 2022 and for the three months ended March 31, 2023
101.INS*	Inline XBRL Instance Document
101.SCH*	Inline XBRL Taxonomy Extension Schema Document
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	Inline XBRL Taxonomy Extension Labels Linkbase Document
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
*	Filed herewith.
+	Management contract or compensatory plan or arrangement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eliyahu (Lee) Haddad

Dated: August 14, 2023	By: /s/ Eliyahu (Lee) Haddad
Name: Eliyahu (Lee) Haddad
Title: Chief Executive Officer